UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Lamar Advertising Company
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

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NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 28, 2009
GENERAL INFORMATION
SHARE OWNERSHIP
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICERS OF THE REGISTRANT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2: PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S 1996 EQUITY INCENTIVE PLAN
PROPOSAL NO. 3: PROPOSAL TO REAFFIRM THE MATERIAL TERMS OF THE PERFORMANCE-BASED MEASURES SPECIFIED IN THE 1996 EQUITY INVENTIVE PLAN
PROPOSAL NO. 4: PROPOSAL TO APPROVE THE COMPANY’S 2009 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION
Appendix A
Appendix B

LAMAR ADVERTISING COMPANY
5551 Corporate Boulevard
Baton Rouge, Louisiana 70808
(225) 926-1000
NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2009
To the Stockholders:
     The 2009 Annual Meeting of Stockholders of Lamar Advertising Company, a Delaware corporation (the “Company”), will be held at the offices of Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. Central Time on Thursday, May 28, 2009, for the following purposes:
1.	To elect eight directors, each for a one-year term.

2.	To approve an amendment and restatement to the Company’s 1996 Equity Incentive Plan to, among other things, increase the number of shares of the Company’s Class A common stock available for issuance pursuant to awards under the 1996 Equity Incentive Plan by 3,000,000 shares from 10,000,000 to 13,000,000 shares.

3.	To reaffirm the material terms of the performance-based measures specified in the 1996 Equity Inventive Plan intended to qualify for tax deductions under Section 162(m) of the Internal Revenue Code.

4.	To approve the Company’s 2009 Employee Stock Purchase Plan.

5.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

6.	To transact any other business as may properly come before the meeting.
     Only stockholders of record at the close of business on April 2, 2009 will be entitled to vote at the meeting.
     It is important that your shares be represented at the meeting. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the meeting and wish to vote in person, your proxy will not be used.
By order of the Board of Directors,
James R. McIlwain
Secretary
Baton Rouge, Louisiana
April 24, 2009

LAMAR ADVERTISING COMPANY
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 28, 2009
GENERAL INFORMATION
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lamar Advertising Company for use at the Annual Meeting of Stockholders to be held at the offices of Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana, at 9:00 a.m. Central Time on Thursday, May 28, 2009, and at any adjournments of the Annual Meeting.
     We are mailing this proxy statement, along with our annual report to stockholders for the fiscal year ended December 31, 2008, to our stockholders on or about April 24, 2009. Our annual report to stockholders includes a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (the “SEC”), except for certain exhibits.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2009
     The proxy statement and annual report to security holders are available at www.proxydocs.com/lamr.
Record Date, Voting Rights and Outstanding Shares
     The Board of Directors has fixed April 2, 2009 as the record date for determining the holders of our capital stock who are entitled to vote at the Annual Meeting.
     We have two classes of common stock and one class of preferred stock issued and outstanding: Class A Common Stock, $.001 par value per share, Class B Common Stock, $.001 par value per share, and Series AA Preferred Stock, $.001 par value per share. We refer to our Class A Common Stock and our Class B Common Stock collectively as our common stock.
     With respect to the matters submitted for vote at the Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote.
     Our Class A Common Stock, Class B Common Stock and Series AA Preferred Stock will vote as a single class on the matters submitted at the Annual Meeting. On April 2, 2009, there were outstanding and entitled to vote 76,508,624 shares of Class A Common Stock, 15,172,865 shares of Class B Common Stock, and 5,719.49 shares of Series AA Preferred Stock.

     The presence at the Annual Meeting, in person or by proxy, of the holders of one-third of the votes represented by the Class A Common Stock, the Class B Common Stock, and the Series AA Preferred Stock issued and outstanding on April 2, 2009 will constitute a quorum for the transaction of business. Proxies submitted by brokers that do not indicate a vote for the proposal because the brokers do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on the proposal are called “broker non-votes.” We will count broker non-votes, votes withheld, and abstentions as being present at the Annual Meeting in determining whether a quorum exists for the transaction of business at the Annual Meeting.
     Stockholders who do not attend the Annual Meeting in person may submit proxy cards by mail. Proxy cards in the enclosed form, if received in time for voting and not revoked, will be voted at the Annual Meeting according to the instructions on the proxy cards. If no instructions are indicated, the shares represented by the proxy will be voted:
•	FOR the election of the Director nominees named herein;

•	FOR the approval of the amendment and restatement of the Company’s 1996 Equity Incentive Plan;

•	FOR the reaffirmation of the material terms of the performance-based measures specified in the 1996 Equity Inventive Plan;

•	FOR the approval of the Company’s 2009 Employee Stock Purchase Plan; and

•	FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year;

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments of the Annual Meeting.
     We will not count shares that abstain from voting on a particular matter or shares represented by broker non-votes as votes cast on that matter. Accordingly, abstentions and broker non-votes will have no effect on the outcome of voting on matters to be voted on at the Annual Meeting that require the affirmative vote of a certain percentage or a plurality of the votes cast on a matter.
Voting of Proxies
     You may vote by mail or in person at the Annual Meeting. To vote by mail, please sign, date, and complete the enclosed proxy card and return it in the enclosed self-addressed envelope. If you hold your shares through a bank, broker or other nominee, it will give you separate instructions for voting your shares.
Revocability of Proxies
     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. You may revoke the proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary at our principal executive offices, 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you do not revoke your proxy, we will vote the proxy at the Annual Meeting in accordance with the instructions indicated on your proxy card.

Householding of Annual Meeting Materials
     Some banks, brokers, and other nominee record holders may be “householding” our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon request. Requests may be made by phone ((225) 926-1000) or in writing to our principal executive offices at 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

SHARE OWNERSHIP
Common Stock
     The following table sets forth certain information known to us as of April 2, 2009 with respect to the shares of our Class A and Class B Common Stock that are beneficially owned as of that date by: (i) each of our directors and each of our nominees for director; (ii) each of our executive officers named in the 2008 Summary Compensation Table; (iii) all of our directors and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our Class A or Class B Common Stock. Our Class B Common Stock is convertible into Class A Common Stock on a one-for-one basis. Except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by that holder.

					Percent of
Beneficial Owner	Title of Class		No. of Shares Owned		Class

Directors, Nominees for Director and Executive Officers
Kevin P. Reilly, Jr.	Class A		323,838	(1)	*
	Class B	(2)	11,362,250	(3)(4)	74.89	%(5)
Sean E. Reilly	Class A		122,500	(6)	*
	Class B	(2)	10,557,835	(3)	69.58	%(7)
Anna Reilly	Class A		12,723		*
	Class B	(2)	10,540,280	(3)(8)	69.47	%(9)
Wendell Reilly	Class A		230,379	(10)	*
	Class B	(2)	9,712,500	(3)(11)	64.01	%(12)
Keith A. Istre	Class A		79,720	(13)	*
Stephen P. Mumblow	Class A		34,642	(14)	*
John Maxwell Hamilton	Class A		36,836	(15)	*
Thomas V. Reifenheiser	Class A		36,441	(16)	*
John E. Koerner, III	Class A		1,162		*
Edward H. McDermott	Class A		18,640,071	(17)	*
All Current Directors and Executive Officers as a Group (10 Persons)	Class A & B		34,691,177	(18)	37.68	%(19)

Five Percent Stockholders
The Reilly Family Limited Partnership	Class B	(2)	9,000,000		59.32	%(20)
SPO Advisory Corp.	Class A		18,638,700	(21)	24.36%
591 Redwood Highway, Suite 3215 Mill Valley, CA 94941
T. Rowe Price Associates, Inc.	Class A		14,231,706	(22)	18.58%
100 E. Pratt Street Baltimore, MD 21202
Janus Capital Management LLC	Class A		9,020,501	(23)	11.73%
151 Detroit Street Denver, CO 80206
Baron Capital Group, Inc.	Class A		8,551,825	(24)	11.18%
767 Fifth Avenue New York, NY 10153

*	Less than 1%.

(1)	Includes 122,500 shares subject to stock options exercisable within 60 days of April 2, 2009.

(2)	Upon the sale of any shares of Class B Common Stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A Common Stock. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i), (ii), and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii), and (iv) above. Except for voting rights, the Class A and Class B Common Stock are substantially identical. The holders of Class A Common Stock and Class B Common Stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A Common Stock entitled to one vote per share and the holders of Class B Common Stock entitled to ten votes per share on all matters on which the holders of common stock are entitled to vote.

(3)	Includes 9,000,000 shares held by the Reilly Family Limited Partnership (the “RFLP”), of which Kevin P. Reilly, Jr. is the managing general partner. Kevin Reilly’s three siblings, Anna Reilly (a nominee for director), Sean E. Reilly (the Chief Operating Officer and Vice President) and Wendell Reilly (a nominee for director) are the other general partners of the RFLP. The managing general partner has sole voting power over the shares held by the RFLP but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP. Anna Reilly, Sean Reilly, and Wendell Reilly disclaim beneficial ownership in the shares held by the RFLP, except to the extent of their pecuniary interest therein.

(4)	Includes 377,474 shares held by the Kevin P. Reilly, Jr. Family Trust.

(5)	Represents 12.39% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(6)	Reflects 122,500 shares subject to stock options exercisable within 60 days of April 2, 2009.

(7)	Represents 11.52% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(8)	Includes 1,540,280 shares owned jointly by Anna Reilly and her spouse.

(9)	Represents 11.50% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(10)	Includes (i) 104,171 shares held in trusts of which Wendell Reilly is the trustee and (ii) 126,208 shares pledged pursuant to letter of credit facilities.

(11)	Includes (i) 200,000 shares held in a trust of which Wendell Reilly is the trustee and (ii) 512,500 shares pledged pursuant to letter of credit facilities.

(12)	Represents 10.59% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(13)	Includes 43,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2009.

(14)	Includes 30,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2009.

(15)	Includes 30,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2009, and 6,403 shares owned jointly with his spouse.

(16)	Includes 30,000 shares of Class A Common Stock subject to stock options exercisable within 60 days of April 2, 2009.

(17)	Includes 17,902,984 shares of the issuer’s common stock that are owned directly by SPO Partners II, L.P. (“SPO Partners”), and may be deemed to be indirectly beneficially owned by (i) SPO Advisory Partners, L.P. (“SPO Advisory”), the sole general partner of SPO Partners, (ii) SPO Advisory Corp. (“SPO Corp.”), the sole general partner of SPO Advisory, and (iii) John H. Scully (“JHS”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”) and Edward H. McDermott (“EHM”), the four controlling persons of SPO Corp. Additionally, 735,730 shares of the issuer’s common stock are owned directly by San Francisco Partners II, L.P. (“SF Partners”), and may be deemed to be indirectly beneficially by San Francisco Partners II, L.P. (“SF Partners”) and may be deemed to be indirectly beneficially owned by (i) SF Advisory Partners, L.P. (“SF Advisory”), the sole general partners of SF Partners, (ii) SPO Corp., the sole general partner of SF Advisory, and (iii) JHS, WEO, WJP and EHM, the four controlling persons of SPO Corp.

(18)	See Notes 1, 3, 4, 6, 8, 10, 11 and 13-17.

(19)	Assumes the conversion of all shares of Class B Common Stock into shares of Class A Common Stock.

(20)	Represents 9.82% of the Class A Common Stock if all shares of Class B Common Stock are converted into Class A Common Stock.

(21)	Consists of 17,902,984 shares of the issuer’s common stock that are owned directly by SPO Partners II, L.P. (“SPO Partners”), and may be deemed to be indirectly beneficially owned by (i) SPO Advisory Partners, L.P. (“SPO Advisory”), the sole general partner of SPO Partners, (ii) SPO Advisory Corp. (“SPO Corp.”), the sole general partner of SPO Advisory, and (iii) John H. Scully (“JHS”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”) and Edward H. McDermott (“EHM”), the four controlling persons of SPO Corp. Additionally, 735,730 shares of the issuer’s common stock are owned directly by San Francisco Partners II, L.P. (“SF Partners”), and may be deemed to be indirectly beneficially by San Francisco Partners II, L.P. (“SF Partners”) and may be deemed to be indirectly beneficially owned by (i) SF Advisory Partners, L.P. (“SF Advisory”), the sole general partners of SF Partners, (ii) SPO Corp., the sole general partner of SF Advisory, and (iii) JHS, WEO, WJP and EHM, the four controlling persons of SPO Corp. Based on the Schedule 13D/A and the Form 4 filed with the SEC by the SPO Advisory Corp. on September 19, 2008.

(22)	These securities are owned by various individual and institutional investors, which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, MD 21202. Based on the Schedule 13G/A filed with the SEC by Price Associates for the year ended December 31, 2008.

(23)	Includes 100 shares beneficially owned by INTECH Investment Technologies LLC over which Janus Capital Management LLC shares voting and investment power. The address of Janus Capital Management LLC is 151 Detroit Street, Denver, CO 80206. Based on the Schedule 13G/A filed with the SEC by Janus Capital Management LLC for the year ended December 31, 2008.

(24)	Based on the Schedule 13G/A filed with the SEC by Baron Capital Group, Inc. for the year ended December 31, 2008.
Preferred Stock
     The Company also has outstanding 5,719.49 shares of Series AA Preferred Stock. Holders of Series AA Preferred Stock are entitled to one vote per share. The Series AA Preferred Stock is held as follows: 3,134.8 shares (54.8%) by the RFLP, of which Kevin P. Reilly, Jr. is the managing general partner and Anna Reilly, Sean E. Reilly, and Wendell Reilly are the general partners; 1,500 shares (26.2%) by Charles W. Lamar III; and 1,084.69 shares (19.0%) by Mary Lee Lamar Dixon. The aggregate outstanding Series AA Preferred Stock represents less than 1% of the capital stock of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Our directors, our executive officers and anyone owning beneficially more than ten percent of our registered equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes to their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations we received that no other reports were required, we believe that, during the fiscal year ended December 31, 2008, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them, with the exception of Edward H. McDermott who filed a late Form 3 upon his becoming a 10% holder and prior to his becoming a director.

EXECUTIVE OFFICERS OF THE REGISTRANT

Name	Age	Title

Kevin P. Reilly, Jr.	54	Chairman, President, and Chief Executive Officer
Keith A. Istre	56	Chief Financial Officer and Treasurer
Sean E. Reilly	47	Chief Operating Officer and President of the Outdoor Division
     Each officer’s term of office extends until the meeting of the Board of Directors following the next annual meeting of stockholders and until a successor is elected and qualified or until his earlier resignation or removal.
     Kevin P. Reilly, Jr. has served as our President and Chief Executive Officer since February 1989 and as one of our directors since February 1984. Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as Assistant and General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977.
     Keith A. Istre has been Chief Financial Officer of the Company since February 1989. Mr. Istre joined the Company as Controller in 1978 and became Treasurer in 1985. Prior to joining the Company, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a degree in Accounting.
     Sean E. Reilly has been Chief Operating Officer and President of the Company’s Outdoor Division since November 2001. Mr. Reilly also holds the position of Vice President of Mergers and Acquisitions. He began working with the Company as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. He also served as a director of the Company from 1989 to 1996 and from 1999 until 2003. Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997 after which he rejoined the Company. Mr. Reilly received a B.A. from Harvard University in 1984 and a J.D. from Harvard Law School in 1989.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
     The Board of Directors has fixed the number of directors at eight for the coming year. The Board of Directors, upon recommendation from the Nominating and Corporate Governance Committee, has nominated the individuals listed below for election as directors at the Annual Meeting of Stockholders to be held on May 28, 2009, to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. Each nominee has consented to being named a nominee in this proxy statement and to serve, if elected, as a director. If any nominee is unable to serve, proxies will be voted for such other candidates as may be nominated by the Board of Directors.
Required Vote
     Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.
The Board of Directors recommends that you vote FOR the election of each of the nominees listed below.
Nominees for Director
     The following table contains certain information about the nominees for director as of April 15, 2009. All of the directors’ present terms expire in 2009.

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since

Kevin P. Reilly, Jr. Age: 54	Kevin P. Reilly, Jr. has served as our President and Chief Executive Officer since February 1989 and as one of our directors since February 1984. Mr. Reilly served as the President of our Outdoor Division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as Assistant and General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region.	1984

Anna Reilly Age: 45	From 1995 until 2000, Mrs. Reilly owned and operated Lula’s Cafe, a restaurant, and served on the Board of Directors of several community-based organizations in South Bend, Indiana. Mrs. Reilly currently is a director of St. Joseph Capital Corporation in South Bend. Prior to living and raising her family in Indiana, Mrs. Reilly worked for the Corporation for National Service and the Ashoka Foundation in Washington, D.C.	2001

Wendell Reilly Age: 51	Wendell Reilly has been the Managing Partner of Grapevine Partners LLC since 2000 and CEO of SignPost Networks since 2003. In 2009, he joined Peachtree Equity Partners II as a General Partner. Mr. Reilly currently serves on the board of Brown and Brown, Inc. and The Wesley Woods Center. He also serves as a Trustee of Emory University and The Paideia School in Atlanta. He previously served as the Company’s Chief Financial Officer from 1985 to 1989 and director from 1999 to 2001. Mr. Reilly also served as CEO of Grapevine Communications, a group of 7 network-affiliated TV stations, from 1996 to 2000.	2005

	Business Experience During Past Five Years	Director
Name and Age	and Other Directorships	Since
Stephen P. Mumblow Age: 53	Stephen P. Mumblow is the President of Manhan Media, Inc., an investment company in broadcasting and other media concerns. Until January 2002, Mr. Mumblow was the President and a Director of Communications Corporation of America, a television and radio broadcasting company, having joined that company in 1998. Mr. Mumblow was a Managing Director of Chase Securities, Inc., an investment banking firm, from March 1988 to August 1998. Prior to that, he was a Vice President of Michigan Energy Resources Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank, N.A., a commercial bank.	1999

John Maxwell Hamilton Age: 62	John Maxwell Hamilton has served as Dean of the Manship School of Mass Communications of Louisiana State University since 1992. In addition, Mr. Hamilton worked on the staff of the World Bank, the United States House of Representatives Subcommittee on Economic Policy and Trade, and the United States Agency for International Development.	2000

Thomas V. Reifenheiser Age: 73	Thomas V. Reifenheiser was a Managing Director and Group Executive for the Global Media and Telecom Group of Chase Securities Inc., an investment banking firm, from 1995 to 2000. He joined Chase in 1963 and was the Global Media and Telecom Group Executive since 1977. He is a member of the Board of Directors of Mediacom Communications Corporation, Cablevision Systems Corporation and Citadel Broadcasting Corporation, and he served as a director of F+W Publications Inc. until that company was sold in 2005.	2000

John E. Koerner, III Age: 65	John E. Koerner III has been the managing member of Koerner Capital, LLC, a private investment company, or the President of its predecessor, Koerner Capital Corporation since 1995. From 1976 to 1995, Mr. Koerner was President and co-owner of Barq’s, Inc. and its subsidiary, The Delaware Punch Company. Mr. Koerner is a member of a number of civic boards including The Nature Conservancy of Louisiana and the World War II Museum. He served as Chairman of the New Orleans Regional Chamber of Commerce for 1995, was a past Co-Chairman of Metrovision, and was the 2002 — 2003 Chairman of the New Orleans Business Council. He serves on a number of business boards including Legg Mason, Inc., St. Charles Pharmaceuticals, Finetooth, Inc. and Selltis, LLC.	2007

Edward H. McDermott Age: 37	Edward H. McDermott is a managing director of SPO Partners & Co., a private investment partnership dedicated to public and private equity investing which he joined in 1995. Prior to joining SPO Partners he was involved in arranging structured and leveraged financings at Goldman, Sachs & Co. Mr. McDermott is also involved in a number of community projects including serving as former board president of San Francisco School Volunteers.	2008

Family Relationships
     Kevin P. Reilly, Jr., our Chairman, President, and Chief Executive Officer, Sean Reilly, our Chief Operating Officer, and our directors Anna Reilly and Wendell Reilly are siblings. Kevin P. Reilly, Jr., Anna Reilly and Wendell Reilly are also nominees for director at the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES
     During the year ended December 31, 2008, our Board of Directors held ten meetings. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board and the total number of meetings of our Board’s committee meetings for the committee(s) on which that director served. The Board has standing Audit, Compensation and Nominating and Governance Committees. During the year ended December 31, 2008, the Audit Committee held eight meetings, the Compensation Committee held six meetings, and the Nominating and Governance Committee held six meetings. We encourage, but do not require, our board members to attend the Annual Meeting of Stockholders. Last year, all of our directors attended the Annual Meeting of Stockholders, with the exception of Mr. Reifenheiser.
     Director Independence. The Board has determined that Messrs. Hamilton, Koerner, McDermott, Mumblow and Reifenheiser are “independent directors” as defined in the Nasdaq Stock Market listing standards. In making this determination, the Board considered that Mr. Hamilton serves as Dean of the Manship School of Mass Communications of Louisiana State University (the “Manship School”) of which the Reilly Center for Media & Public Affairs (the “Reilly Center”) is a part. The Reilly Center was originally formed based in part from charitable donations of Kevin Reilly, Sr. and Dee Dee Reilly (the parents of Kevin Reilly, Jr., Sean Reilly, Anna Reilly and Wendell Reilly). The Board also considered certain donations by the Reilly Family Foundation, a charitable foundation with which Mr. Kevin Reilly, Sr. is affiliated, to the Manship School. The Board noted the following: that Mr. Hamilton has never and does not currently receive any compensation from the Reilly Family Foundation or the Reilly Center; all decisions regarding donations made by the Reilly Family Foundation are made by an independent board of directors; and neither Kevin Reilly Jr., Sean Reilly, Anna Reilly nor Wendell Reilly contribute to or are affiliated with the Reilly Family Foundation, in making its determination that these relationships do not affect Mr. Hamilton’s independence.
     Meetings in Executive Session. Our independent directors have regularly scheduled meetings at which only independent directors are present. During 2008, the independent directors met in executive session on two occasions.
     Audit Committee. The Audit Committee currently consists of Stephen P. Mumblow (Chairman), Thomas V. Reifenheiser and John E. Koerner, III. Robert M. Jelenic, served as a member of the Audit Committee until his death on December 3, 2008. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements as defined by applicable Nasdaq Stock Market listing standards governing the qualifications of Audit Committee members. Stephen P. Mumblow qualifies as an “audit committee financial expert” under the rules of the SEC and satisfies the financial sophistication requirements under applicable Nasdaq Stock Market listing qualifications. The Audit Committee assists our Board of Directors in fulfilling its responsibility for general oversight over the integrity of our financial statements, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function. The Audit Committee is also responsible for the appointment (and when appropriate, replacement) and oversight of our independent registered public accounting firm and our internal auditor. The Audit Committee operates under a written charter adopted by the Board of Directors.
     Compensation Committee. The Compensation Committee currently consists of Thomas V. Reifenheiser (Chairman), John Maxwell Hamilton, and Stephen P. Mumblow, each of whom meets the independence requirements as defined by applicable Nasdaq Stock Market listing standards governing the independence of directors. The Committee’s responsibilities include evaluating the performance of the Chief Executive Officer and our other executive officers and reviewing and determining such officers’ cash and equity-based compensation and benefits. The Compensation Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Compensation Committee’s role in setting compensation, delegation of their authority and our use of compensation consultants, please see the Compensation Discussion and Analysis section of this proxy statement, which begins on page 13.
     Nominating and Governance Committee. The Nominating and Governance Committee currently consists of Thomas V. Reifenheiser (Chairman), John Maxwell Hamilton and Stephen P. Mumblow, each of whom meets the independence requirements as defined by applicable Nasdaq Stock Market listing standards governing the independence of directors. The Committee’s responsibilities include identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Stockholders, as well as candidates to fill vacancies on the Board. Additionally, the Committee recommends to the Board the directors to be appointed to Board committees. The Committee also developed and recommended to the Board a set of corporate governance guidelines and oversees the effectiveness of our corporate governance in accordance with those guidelines. The Nominating and Governance Committee operates under a written charter adopted by the Board of Directors.
     The process followed by the Nominating and Governance Committee to identify and evaluate director candidates includes requesting Board members and others to submit recommendations, meeting from time to time to evaluate biographical information and background materials relating to potential candidates, and interviewing (with Board members) selected candidates.
     In considering whether to recommend any candidate for inclusion in the Board’s slate of director nominees, the Nominating and Governance Committee will evaluate the candidate against the standards and qualifications set out in the Company’s Corporate Governance Guidelines, including, among others:
•	the extent to which the candidate’s skills, experience, and perspective adds to the range of talent appropriate for the Board and whether such attributes are relevant to our industry;

•	the candidate’s ability to dedicate the time and resources sufficient for the diligent performance of Board duties;

•	whether the candidate meets the independence requirements under applicable Nasdaq Stock Market listing standards; and

•	the extent to which the candidate holds any position that would conflict with responsibilities to the Company.
The Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

     Stockholders may recommend candidates for the Nominating and Governance Committee to consider as potential director nominees by submitting names, biographical information, and background materials to the Nominating and Governance Committee, c/o General Counsel, Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis as further described in the Committee’s charter. See “Board and Committee Meetings-Committee Charters.” Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria used for candidates submitted by Board members. The Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the provisions of the Company’s bylaws relating to stockholder nominations as described in “Deadline for Stockholder Proposals and Director Nominations” below. To date, no stockholder has recommended a candidate for director nominee to the Nominating and Governance Committee or to the Board of Directors.
     Committee Charters. You may view copies of the charters of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, as currently in effect, on the corporate governance section of our website, www.lamar.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Transactions
     Effective July 1, 1996, the Lamar Texas Limited Partnership, our subsidiary, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement, that was amended effective January 1, 2004. This consulting agreement, as amended, had a term through December 31, 2008 with automatic renewals for successive one year periods after that date unless either party provides written notice of termination to the other. The agreement, as amended, provides for an annual consulting fee of $190,000 for the five year period commencing on January 1, 2004 and an annual consulting fee of $150,000 for any subsequent one year renewal term. As of December 31, 2008, this agreement was renewed for an additional one year term at the previously agreed fee of $150,000. The agreement also contains a non-disclosure provision and a non-competition restriction that extends for two years beyond the termination of the agreement.
     We also had a lease arrangement with Deanna Enterprises, LLC (formerly Reilly Enterprises, LLC), which Kevin P. Reilly, Sr. controls, for the use of an airplane. We paid approximately $59,000 in total fees under this arrangement for fiscal 2008. This agreement was cancelled as of December 31, 2008.
     Kevin P. Reilly, Sr. is the father of Kevin P. Reilly, Jr., Sean Reilly, Anna Reilly, and Wendell Reilly. Kevin P. Reilly, Jr. is our Chairman, President, and Chief Executive Officer, Sean Reilly is our Chief Operating Officer, and Anna Reilly and Wendell Reilly are directors. Kevin P. Reilly, Jr., Anna Reilly, and Wendell Reilly are also nominees for director.
Policy on Related Person Transactions
     Related persons include any of our directors or executive officers, certain of our shareholders and their immediate family members. A conflict of interest may occur when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Code of Business Conduct and Ethics requires all directors, officers and employees to disclose to management any situations that may be, or appear to be, a conflict of interest. Once management receives notice of a conflict of interest, they will review and investigate the relevant facts and will then generally consult with our General Counsel and the Audit Committee as appropriate.
     Under the Audit Committee’s charter, the Audit Committee is responsible for reviewing and pre-approving any related party transactions. Copies of our Code of Business Conduct and Ethics and of our Audit Committee charter are available on our website at www.lamar.com.
     In addition to the reporting requirements under the Code of Business Conduct and Ethics, each year our directors and executive officers complete questionnaires identifying any transactions with us in which the executive officers or directors or any immediate family members have an interest. Any such transactions or other related party transactions are reviewed and brought to the attention of the Audit Committee as appropriate.
Compensation Committee Interlocks and Insider Participation
     The Compensation Committee currently consists of Thomas V. Reifenheiser (Chairman), John Maxwell Hamilton, and Stephen P. Mumblow. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Executive Officer and Director Compensation
Compensation Discussion and Analysis
     Our Compensation Committee has responsibility for establishing, implementing and maintaining the compensation program for our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, which we refer to herein as our executive officers or the “named executive officers.” This Compensation Discussion and Analysis sets forth the objectives and material elements of the compensation paid to our named executive officers for fiscal 2008.
Executive Compensation Philosophy
     The primary objective of our executive compensation program is to attract, retain and reward executive officers who contribute to our long-term success. We believe this requires a competitive compensation structure as compared to similarly situated companies both in the media industry and other companies that are our peers in terms of annual revenues. Additionally, we seek to align a significant portion of executive officer compensation to the achievement of specified Company performance goals. Incentive cash bonuses are included to drive executive performance by having pay at risk so that a significant portion of potential cash compensation is tied to goal achievement. We also include performance-based equity grants as a significant component of prospective executive compensation so that the value of a portion of executive compensation is tied directly to the performance of our Class A Common Stock. In addition, the Compensation Committee instituted in 2008 a discretionary bonus program. This program was adopted as an acknowledgement that compensation might be warranted for reasons outside the scope of the performance metrics used in the Company’s incentive programs.
Use of Compensation Consultants and Peer Group Data
     Our Compensation Committee did not consult with any compensation consultants in conjunction with its executive officer compensation determinations for fiscal 2008. The Committee had previously retained Hewitt Associates LLC, a nationally recognized compensation consulting firm, to review our compensation levels relative to external market practices and to develop suggestions for a performance-based annual incentive program that would tie compensation to enumerated performance goals. Following this analysis, the Committee developed the framework for executive compensation initially used in fiscal 2006; the Committee continued to use this basic framework when making its executive compensation determinations for fiscal 2008.
Material Elements of Executive Officer Compensation
     The key elements of compensation for our executive officers are: base salaries, performance-based cash incentive awards, performance-based equity awards and discretionary cash bonus awards. Executives may also participate, on the same terms as all other employees, in a 401(k) retirement savings plan and health and welfare benefits.
     Base Salary. We pay a base salary to each of our named executive officers. The objective of base salary is to provide a fixed component of cash compensation to the executive that is competitive with the base compensation the executive could earn in similar positions at comparable companies. Base salary for our named executive officers is reviewed annually in light of market compensation, tenure, individual performance and other subjective considerations. Typically the Chief Executive Officer makes recommendations to the Compensation Committee with regard to base salary for the executive officers that he believes are justified in light of these considerations. The Committee did not obtain an update to the peer group information used as part of its 2006 compensation process as it does not seek to set executive officer compensation to a specific percentile of the range of total compensation represented by this group.
     The Compensation Committee reviewed the current base salaries in the context of the Company’s performance and each executive’s individual performance as assessed by the Committee after discussion (except with respect to his own individual performance) with the Chief Executive Officer. The Committee also looked at 2008 base salaries in the context of the overall economic environment. As a result, the Committee determined that no increases be made to the base salaries that were set in fiscal 2006 and continued through fiscal 2007.
     Performance-Based Incentive Compensation. The Company’s incentive compensation program consists of two types of awards that are granted under the Company’s 1996 Equity Incentive Plan (the “Incentive Plan”): (i) a performance-based incentive cash bonus and (ii) a performance-based incentive equity award. This compensation program was designed by the Committee to link a significant portion of overall executive officer compensation to the achievement of enumerated performance targets while maximizing the Company’s ability to deduct named executive officer compensation for tax purposes under Section 162(m) of the Internal Revenue Code. By including a fixed share equity award as a significant portion of executive compensation, the aggregate value of each executive officer’s compensation is dependant on the performance of the Company’s Class A Common Stock.
     • Incentive Cash Bonus. The Committee sets target amounts for incentive cash bonuses for each of the named executive officers with corresponding performance goals; these target cash bonus amounts for 2008 were unchanged from fiscal 2007. Each executive had the opportunity to earn up to 150% of the target cash bonus amount based upon achievement of performance goals that exceeded expectations for Company performance in the coming year.
     When setting the performance goals for the executive officer’s incentive cash bonuses for fiscal 2008, the Committee met with management to review current budgets and financial projections along with any current initiatives that could impact the Company’s anticipated results for the coming fiscal year. The Committee believes that the Company’s pro forma net revenue growth and pro forma earnings before interest, taxes, depreciation and amortization and adjusted for gain or  loss on disposition of assets and investments (referred to in this proxy statement as “EBITDA”) growth are the appropriate measures on which to base incentive compensation as these measures are the primary measures used by both management and the investor community to evaluate the Company’s performance.
     The Committee’s goal when determining the specific performance thresholds is to set target (100%) goal achievement at a challenging but achievable level based on the 2008 operating budget in order to provide appropriate incentives for management in the context of the current fiscal year’s projected results and current business plan. For 2008 the Committee also refined the increments that had been used in the 2007 performance grid. The 2008 performance goals for incentive cash bonuses were based on achievement of pro forma revenue growth and pro forma EBITDA growth for fiscal 2008 over fiscal 2007 with 50% of the total bonus amount tied to each metric. A table setting forth the actual performance thresholds for fiscal 2008 is set forth below on page 16.
     In February 2009, the Committee reviewed the Company’s performance, which had declined precipitously in the fourth quarter of 2008 due to the economic recession. The Committee certified that the Company’s pro forma net revenue and its pro forma EBITDA resulted in no earned cash incentive bonuses for the executive officers for fiscal 2008, which is reflected in the Non-Equity Incentive Plan Compensation column of the 2008 Summary Compensation Table on page 19 of this proxy statement.
     • Incentive Equity Awards. The Committee also determined the target amount of incentive equity awards for each of the named executive officers at its February 2008 meeting. These target equity award amounts were set at 44,000 shares for both Kevin Reilly, Jr. and Sean Reilly and at 26,000 shares for Keith Istre, which amounts were unchanged from fiscal 2007.
     Under the terms of the Company’s incentive equity award program, no shares of stock are issued unless and until the relevant performance goals have been met and certified by the Compensation Committee. Any earned shares are issued as soon as practicable following such certification and are fully vested at the time of issuance. The Committee feels that the use of stock awards as a part of its compensation program aligns executive compensation to the creation of shareholder value but not to such an extent that it would create incentives for executives to focus solely on short term stock appreciation to the exclusion of long term strategy.
     The same pro forma revenue growth and pro forma EBITDA growth metrics for fiscal 2008 over fiscal 2007 used in the context of the incentive cash awards are used to determine the achievement of incentive equity awards, except that there is no opportunity to achieve greater than 100% of the target equity awards. Therefore, as with incentive cash bonuses, the Company’s 2008 performance resulted in levels of pro forma net revenue and pro forma EBITDA that resulted in no earned incentive equity awards for the executive officers for fiscal 2008, which is reflected in the Stock Awards column of the 2008 Summary Compensation Table on page 19 of this proxy statement.
     The following tables set forth the level of pro forma net revenue and pro forma EBITDA growth required for fiscal 2008 over fiscal 2007 to achieve the stated percentage of target incentive awards for our named executive officers as set by the Committee in March 2008.  These goals relate to achievement of both incentive cash and incentive equity awards, except that equity awards cannot exceed their target amount irrespective of goal achievement in excess of the 100% level.

2008 POTENTIAL INCENTIVE AWARDS
Pro Forma Net Revenue Growth(1) – 50%

Pro Forma	Percentage of Target
Net Revenue Growth	Bonus Earned

At least -2% but less than -1.75%	30%
At least -1.75% but less than -1.5%	35%
At least -1.5% but less than -1.25%	40%
At least -1.25% but less than -1.0%%	45%
At least -1.0% but less than -0.5%	50%
At least -0.5% but less than 0%	55%
At least 0% but less than 0.5%	60%
At least 0.5% but less than 1.0%	65%
At least 1.0% but less than 1.25%	70%
At least 1.25% but less than 1.5%	75%
At least 1.5% but less than 1.75%	80%
At least 1.75% but less than 2.0%	85%
At least 2.0% but less than 2.5%	90%
At least 2.5% but less than 3.0%	95%
At least 3.0% but less than 3.5%	100%*
At least 3.5% but less than 4.0%	125%
At least 4.0% or greater	150%

*	Equity awards cannot exceed the 100% target amount irrespective of performance in excess of 100% goals.

(1)	Pro forma net revenue growth is based on the Company’s net revenue growth in 2008 over 2007 based on actual 2008 net revenue versus 2007 net revenue as adjusted to reflect acquisitions and divestitures for the same time frame as actually owned in 2008.
2008 POTENTIAL INCENTIVE AWARDS
Pro Forma EBITDA Growth(1) – 50%

Pro Forma	Percentage of Target
EBITDA Growth	Bonus Earned

At least -8.4% but less than -7.4%	50%
At least -7.4% but less than -6.3%	55%
At least -6.3% but less than -5.2%	60%
At least -5.2% but less than -4.1%	65%
At least -4.1% but less than -3.6%	70%
At least -3.6% but less than -3.0%	75%
At least -3.0% but than -2.5%	80%
At least -2.5% but less than -1.9%	85%
At least -1.9% but less than -0.9%	90%
At least -0.9% but less than 0.2%	95%
At least 0.2% but less than 1.3%	100%*
At least 1.3% but less than 2.4%	125%
At least 2.4% or greater	150%

*	Equity awards cannot exceed the 100% target amount irrespective of performance in excess of 100% goals.

(1)	Pro forma EBITDA growth is calculated in the same manner as pro forma net revenue growth with adjustments being made in the 2007 period to reflect acquisitions and divestitures for the same time frame as actually owned in 2008 and is also adjusted to eliminate the expense in the period related to executive bonuses.

     Discretionary Bonus Awards. In 2008, the Committee instituted a discretionary bonus program. This program was adopted to provide for awards of discretionary cash compensation to reward, if applicable, individual performance or successful initiatives during the course of the fiscal year that may not otherwise be captured by the Company’s incentive award program. Payment under the discretionary bonus program is not contingent upon the failure to attain the performance goals under the incentive award program. Pursuant to this program, the Committee may grant a cash bonus to any executive officer in an amount up to 30% of such executive officers’ base salary, in its sole discretion. Any such award is based upon the Committee’s evaluation of each executive officer’s respective 2008 performance. In February 2009, the Committee reviewed each executive officer’s performance. The Committee considered the Company’s performance, which was below forecasted amounts due to the impact of the worsening economic recession on advertising sales, and the actions instituted by management in the fourth quarter of 2008 to adapt and prepare for fiscal 2009 in an unstable and uncertain economic environment.
     After consideration of these factors and in line with cash bonus awards being made to non-executive officers of the Company, the Committee awarded discretionary bonuses equal to 80% of each officer’s respective maximum discretionary bonus. These awards resulted in cash bonuses being paid to Kevin P. Reilly Jr., Keith A. Istre and Sean E. Reilly in the amounts of $168,000, $108,000 and $120,000, respectively.
Other Compensation Components
     Perquisites. We provide certain perquisites to our executive officers, including use of the Company’s aircraft and a Company car. Our executive officers are entitled to use our Company aircraft, as well as an additional aircraft that was leased by the Company during fiscal 2008 for business purposes, and family members are allowed to accompany executive officers on the aircraft at the executive’s discretion. Our executive officers also have access to Company aircraft for personal travel. These perquisites provide flexibility to the executives and increase travel efficiencies, allowing more productive use of executive time. More detail on these perquisites and other perquisites provided to our executive officers may be found below in the 2008 Summary Compensation Table.
     Deferred Compensation. The Company has a deferred compensation plan for certain officers. Under this plan, officers who meet certain years of service and other criteria are eligible to receive Company contributions into their accounts in the Lamar Deferred Compensation Plan. Officers do not have the option of deferring any portion of their earned cash compensation through additional voluntary contributions to the plan. Due to the worsening economic conditions, the Company did not contribute to any employee deferred compensation accounts for fiscal 2008 and, therefore, no contributions were made with respect to executive officers.
     The deferred compensation plan is not funded by us, and participants have an unsecured contractual commitment from us to pay the amounts due under the deferred compensation plan. When payments under the plan are due, the funds are distributed from our general assets. The Company does not offer preferential earnings on deferred compensation. Deferred compensation is intended as a long-term savings vehicle for our officers in light of the fact that the Company does not offer any traditional pension or defined benefit plan. The Compensation Committee does not consider deferred compensation accounts when setting executive pay levels, since this represents compensation that has previously been earned and individual accounts are a function of personal investment choices and market-based earnings.
Tax Implications
     United States tax laws generally do not allow publicly-held companies to obtain tax deductions for compensation of more than one million dollars paid in any year to any of the principal executive officer and the next three highest paid executive officers (other than the principal executive officer and the principal financial officer) (each, a “covered employee”) unless the compensation is “performance-based” as defined in Internal Revenue Code Section 162(m).
     Stock options granted under an equity compensation plan are performance-based compensation if (a) stockholders approve a maximum aggregate per person limit on the number of shares that may be granted each year, (b) any stock options are granted by a committee consisting solely of outside directors, and (c) the stock options have an exercise price that is not less than the fair value of common stock on the date of grant.
     In the case of restricted stock, restricted stock units and unrestricted stock issuable upon achievement of performance goals, Section 162(m) requires that the general business criteria of any performance goals that are established by our Compensation Committee be approved and periodically reapproved by stockholders (generally, every five years) in order for such awards to be considered performance-based and deductible by the employer. Generally, the performance goals must be established before the beginning of the relevant performance period. Furthermore, satisfaction of any performance goals during the relevant performance period must be certified by the Compensation Committee.
     Our Compensation Committee has designed the 1996 Equity Incentive Plan with the intention of satisfying Section 162(m) with respect to stock options, incentive stock awards and incentive cash awards granted to covered employees. In making determinations with respect to specific incentive awards for covered employees, the Committee considers whether such awards will be deductible under Section 162(m) with a view to maximizing deductibility to the extent feasible and consistent with the Company’s overall compensation goals and objectives
Payments Upon Termination or Change–in-Control
     We do not have employment agreements or other agreements with any of our executive officers that entitle them to payments upon termination or in the event of a change-in-control.

Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement, for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.
By the Compensation Committee,
Thomas V. Reifenheiser (Chair)
John Maxwell Hamilton
Stephen P. Mumblow

2008 Summary Compensation Table
     The following table sets forth certain compensation information for our named executive officers.

							Non-Equity
				Stock		Option	Incentive Plan	All Other
		Salary		Awards		Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	Bonus ($)	($) (1)		($) (1)	($) (2)	($) (3)(4)	($)

Kevin P. Reilly, Jr.	2008	700,000	168,000	—		9,068	—	92,749	969,817
President and Chief Executive	2007	700,000	—	3,195,235	(5)	89,546	500,000	214,645	4,699,426
Officer	2006	700,000	—	2,151,600	(6)	89,350	700,000	156,166	3,797,116

Keith A. Istre	2008	450,000	108,000	—		92,184	—	7,227	657,411
Treasurer and Chief Financial	2007	450,000	—	1,948,440	(5)	89,546	312,500	62,251	2,862,737
Officer	2006	450,000	—	1,271,400	(6)	89,350	437,500	62,287	2,310,537

Sean E. Reilly	2008	500,000	120,000	—		9,068	—	48,031	677,099
Chief Operating Officer and	2007	500,000	—	3,195,235	(5)	89,546	312,500	104,673	4,201,954
Vice President	2006	500,000	—	2,151,600	(6)	89,350	437,500	121,176	3,299,626

(1)	Reflects the amount recognized for financial statement reporting purposes for each year in accordance with FAS 123(R), rather than the value of the actual award when issued to the officer. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009.

(2)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the cash incentive awards granted at the beginning of each year, earned based on performance during that fiscal year and paid in the following fiscal year. The 2008 awards are described in further detail under the heading “Performance-Based Incentive Compensation—Incentive Cash Bonus” in the Compensation Discussion and Analysis and are also reflected in the table “Grants of Plan-Based Awards” under the column “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.”

(3)	Includes $66,491, $119,462 and $53,799 for Kevin P. Reilly, Jr. and $42,052, $46,436 and $62,450 for Sean Reilly for the personal use of Company aircraft in 2008, 2007 and 2006, respectively, as further described below. The amounts included in the “All Other Compensation” column also include the following perquisites provided to our named executive officers (except as otherwise indicated), which are valued at the Company’s incremental cost, none of which individually exceeded $25,000: (a) personal use of a Company car, (b) Company-paid health insurance premiums and medical reimbursements, (c) Company paid premiums for term life insurance for Mr. Kevin P. Reilly, Jr. and (d) membership fees to a country club and an executive club for Mr. Kevin P. Reilly, Jr. Executives also have access to a country club at which the Company has a membership, but the executives pay all fees related to such personal use, resulting in no additional incremental cost to the Company.

The Company’s incremental cost for personal use of the corporate aircraft is based on the incremental cost to the Company calculated based on the variable costs, related to the number of flight hours used, including fuel costs, landing/ramp fees, trip-related maintenance, crew travel expenses, supplies and catering, aircraft accrual expenses per hour of flight, any customs and foreign, permit or similar fees. Our fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips are excluded. The incremental cost to the Company for personal use of a Company car is calculated as a portion of the annual lease, mileage and fuel attributable to the personal use.

(4)	Also includes employer contributions under the Company’s deferred compensation plan of $57,500 for Mr. Kevin Reilly, Jr. and $50,000 for each of Mr. Sean Reilly and Mr. Keith Istre for 2007 and 2006.

(5)	Includes the FAS 123(R) value of the shares awarded pursuant to the achievement of performance goals for fiscal 2007, which award was certified as earned by the Compensation Committee and issued on February 14, 2008. Also includes the FAS 123(R) value of the shares awarded to each named executive officer in respect of their vested options on the record date of the Company’s special stock dividend, which shares were granted to all holders of vested options (the “special stock award”). The amount attributed with respect to the special stock award to each of Mr. Kevin P. Reilly, Jr. and Mr. Sean E. Reilly is $381,875 and the amount attributed to Mr. Keith A. Istre is $286,000.

(6)	Consists of the FAS 123(R) value of the shares awarded pursuant to the achievement of performance goals for fiscal 2006. The award was certified as earned by the Compensation Committee on February 19, 2007, which was not a trading day, and issued on February 20, 2007.
Grants of Plan-Based Awards in Fiscal Year 2008

		Estimated Possible Payouts Under						Grant Date
		Non-Equity Incentive Plan			Estimated Possible Payouts Under			Fair Value of
		Awards (1)			Equity Incentive Plan Awards (2)			Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Awards ($) (3)

Kevin P. Reilly, Jr.	3/20/08	160,000	400,000	800,000	17,600	44,000	44,000	—

Keith A. Istre	3/20/08	100,000	250,000	500,000	10,400	26,000	26,000	—

Sean E. Reilly	3/20/08	100,000	250,000	500,000	17,600	44,000	44,000	—

(1)	Represents the possible cash bonus granted under our Incentive Plan that could be earned by achieving defined performance goals.

(2)	These awards constitute possible shares of our Class A Common Stock issuable upon achievement of defined performance goals under our Incentive Plan.

(3)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123(R), rather than the value of the actual award when issued to the officer. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009.
Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards
		Number of Securities
	Number of Securities	Underlying
	Underlying	Unexercised			Option
	Unexercised Options	Options (#)	Option Exercise		Expiration
Name	(#) Exercisable	Unexercisable	Price ($)		Date

Kevin P. Reilly, Jr.	97,500	—	26.42	(1)	9/27/11
	25,000	—	37.35	(2)	2/06/14

Keith A. Istre	15,860	—	33.38	(3)	5/28/09
	18,000	—	26.42	(1)	9/27/11
	25,000	—	37.35	(2)	2/06/14

Sean E. Reilly	97,500	—	26.42	(1)	9/27/11
	25,000	—	37.35	(2)	2/06/14

(1)	Granted on September 27, 2001. Forty percent vested upon grant and thirty percent vested on each of September 27, 2002 and 2003.

(2)	Granted on February 6, 2004. One-fifth vested upon grant and one-fifth vests on each of the next four annual anniversaries of grant.

(3)	Granted on May 28, 1999. One-fifth vested upon grant and one-fifth vested on each of the next four annual anniversaries of grant.

Option Exercises and Stock Vested in Fiscal Year 2008

	Option Awards		Stock Awards
Number of Shares
	Number of Shares	Value Realized on	Acquired on Vesting	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	(#)	Vesting ($)

Kevin P. Reilly, Jr.	—	—	—	—

Keith A. Istre	34,140	$200,148	—	—

Sean E. Reilly	—	—	—	—
Non-Qualified Deferred Compensation for Fiscal Year 2008

	Registrant Contributions	Aggregate Earnings (Loss) in	Aggregate Balance at Last
Name	in Last FY ($)	Last FY ($) (1)	FYE ($) (2)

Kevin P. Reilly, Jr.	0	(1,123,602)	2,386,528

Keith A. Istre	0	(199,912)	384,110

Sean E. Reilly	0	(141,209)	315,695

(1)	Amounts in this column are not included in the 2008 Summary Compensation Table because they were not preferential or above market.

(2)	This column includes amounts in each named executive officer’s total deferred compensation account as of the last day of fiscal 2008, which includes (i) the following total contributions reported in each of the Company’s previous proxies: Mr. Kevin P. Reilly, Jr.: $639,000, Mr. Keith A. Istre: $311,500 and Mr. Sean E. Reilly: $365,000 and (ii) aggregate earnings on all previously contributed amounts.
     The Company sponsors a deferred compensation plan for the benefit of certain of its board elected officers who meet specific age, years of service and other criteria. Officers that have attained the age of 30, have a minimum of 10 years of service and satisfy additional eligibility guidelines are eligible for annual Company contributions to the plan, depending on the employee’s length of service. The Company’s contributions to the plan are maintained in a rabbi trust. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee’s deferred compensation account either in a lump sum distribution or in twenty percent installments over a five year period. The Company made no contributions under the deferred compensation plan to eligible employees for fiscal 2008.

Director Compensation in Fiscal Year 2008
     The following table sets forth a summary of the compensation we paid to our non-employee directors during 2008. Mr. Kevin P. Reilly, Jr. receives no additional compensation for Board service.

	Fees Earned or
Name	Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)(3)	Total ($)

John Maxwell Hamilton	57,000	35,075	3,627	95,702

Robert M. Jelenic(4)	61,500	35,075	3,627	100,202

John E. Koerner, III	55,500	41,445	—	96,945

Edward H. McDermott(5)	14,000	18,014	—	32,014

Stephen P. Mumblow	81,000	55,140	3,627	139,767

Thomas V. Reifenheiser	72,000	50,130	3,627	125,757

Anna Reilly	42,000	30,065	—	72,065

Wendell Reilly	42,000	30,065	—	72,065

(1)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123(R) that relates to the value of the shares awarded upon each director’s election in 2008 expensed in 2008 and the value of the shares awarded upon each director’s election in 2007 expensed in 2008. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009.

(2)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123(R) that relates to awards granted prior to 2008. For the assumptions underlying the valuation of these awards see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on February 27, 2009.

(3)	As of December 31, 2008, each of Mssrs. Hamilton, Mumblow and Reifenheiser hold (i) an option for 20,000 shares of the Company’s Class A Common Stock at an exercise price of $37.19 per share, all of which is currently exercisable, that expires on October 2, 2010 and (ii) an option for 10,000 shares at an exercise price of $37.35 per share, all of which are currently exercisable, that expires on February 6, 2014. Mr. Jelenic holds an option for 8,000 shares of the Company’s Class A Common Stock at an exercise price of $39.62, all of which is currently exercisable, that expires on February 26, 2014.

(4)	Mr. Jelenic was a member of our Board of Directors until his death on December 3, 2008. Upon his death, the Company’s Compensation Committee accelerated the vesting of the 433 shares of restricted stock issued to him on May 22, 2008 that would otherwise have vested on May 27, 2009.

(5)	Mr. McDermott has assigned his rights to any fees earned and paid in cash received by him as a Director to SPO Partners.
     For 2008, we paid our non-management directors an annual fee of $42,000, paid monthly. We also reimburse non-management directors for travel expenses incurred to attend board and committee meetings and expenses incurred to perform other, related responsibilities.
     For 2008, we also paid each member of a committee of the Board of Directors a fee of $1,500 for each meeting attended. The Chairman of the Audit Committee received an additional annual fee of $12,000 and the Chair of the Compensation and the Nominating and Governance Committees (the same director serves as the chair to both committees) received an additional fee of $6,000. These fees are also paid on a quarterly basis.
     Each non-employee director automatically receives upon his election or re-election at an annual meeting of stockholders a restricted stock award in shares of the Company’s Class A Common Stock with a fair market value as set forth below (rounded down to the nearest whole share), which fair market value is determined based upon the closing price of the Class A Common Stock on the date of such election,

50% of which is fully vested on the grant date and 50% of which vests on the last day of such director’s one-year term (the business day prior to the Company’s next annual meeting of stockholders) with pro-rated grants upon an election other than at an annual meeting of stockholders whether by action of the board or the stockholders to fill a vacancy or otherwise.

Fair Market Value of
Non-Employee Director	Restricted Stock Grant

Non-Committee Members	$30,000

Committee Members (not Chair)	$35,000

Chair of Compensation Committee	$50,000

Chair of Audit Committee	$55,000

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information as of December 31, 2008 with respect to shares of our Class A Common Stock that may be issued under our existing compensation plans.

(c) Number of securities
remaining available for
	(a) Number of securities		future issuance under equity
	to be issued upon	(b) Weighted-average	compensation plans
	exercise of outstanding	outstanding options,	(excluding securities
Plan Category	options, warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders(1)	3,384,207 (2)	$38.12 (3)	621,322	(4)(5)

Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	3,384,207	$38.12	621,322

(1)	Consists of the 1996 Equity Incentive Plan and 2000 Employee Stock Purchase Plan.

(2)	Includes shares issuable upon achievement of outstanding performance-based awards under our 1996 Equity Incentive Plan. Does not include purchase rights accruing under the 2000 Employee Stock Purchase Plan because the purchase price (and therefore the number of shares to be purchased) will not be determined until the end of the purchase period.

(3)	Does not take into account shares issuable upon achievement of outstanding performance-based awards, which will be issued for no consideration.

(4)	Includes shares available for future issuance under the 2000 Employee Stock Purchase Plan. Under the evergreen formula of this plan, on the first day of each fiscal year beginning with 2001, the aggregate number of shares that may be purchased through the exercise of rights granted under the plan is increased by the lesser of (a) 500,000 shares, (b) one-tenth of one percent of the total number of shares of Class A Common Stock outstanding on the last day of the preceding fiscal year, and (c) a lesser amount determined by the board of directors. No shares were added to the plan pursuant to the evergreen formula in 2008 and, as of December 31, 2008, a total of 424,022 shares have been added to the 2000 Employee Stock Purchase Plan.

(5)	In addition to stock option awards, the 1996 Equity Incentive Plan, as currently in effect, provides for the issuance of restricted stock, unrestricted stock and stock appreciation rights.

AUDIT COMMITTEE REPORT
     The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2008.
     The purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s accounting and financial reporting, internal controls, and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the committee. The Audit Committee is comprised entirely of independent directors as defined by applicable Nasdaq Stock Market listing standards.
     Management is responsible for our internal controls and the financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of our consolidated financial statements and internal control over financial reporting in accordance with the standards established by the Public Company Accounting and Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor these processes. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, our independent registered public accounting firm.
     In the course of its oversight of the Company’s financial reporting process, the Audit Committee of the Board of Directors has:
•	reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2008;

•	discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 611, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence;

•	discussed with KPMG LLP its independence; and

•	considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining its independence.
     Based on the foregoing review and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.
By the Audit Committee,
Stephen P. Mumblow (Chair)
John E. Koerner, III
Thomas V. Reifenheiser

PROPOSAL NO. 2: PROPOSAL TO APPROVE AN AMENDMENT AND
RESTATEMENT OF THE COMPANY’S 1996 EQUITY INCENTIVE PLAN
     The Board of Directors approved, subject to stockholder approval, and now submits for stockholder approval an amendment and restatement of the Company’s 1996 Equity Incentive Plan (we refer to the plan as amended and restated as the “Plan”). The following summary of the Plan’s principal features is qualified in its entirety by reference to the full text of the Plan, which is included with this proxy statement as Appendix A.
General
     The Plan is designed to provide us flexibility in awarding cash and equity incentives by providing for different types of incentives that may be awarded. The purpose of the Plan is to attract and retain directors, key employees, and consultants of the Company and our eligible affiliated companies, to provide an incentive for participants to achieve long-range performance goals, and to enable participants to contribute to our long-term growth.
     The Company adopted the original plan in July 1996. At that time, 2,000,000 shares of Class A common stock were initially reserved for issuance. The number of shares reserved for issuance under the plan increased to 3,000,000 shares as a result of a 3-for-2 stock split effected in February 1998, and further increased to 4,000,000 shares in 1999, 5,000,000 shares in 2000, 8,000,000 shares in 2002, and 10,000,000 shares in 2004 as a result of stockholder approvals of amendments to the plan at the Annual Meetings of Stockholders held in those years. The number of shares reserved for issuance under the Plan includes shares subject to options already granted and shares issued pursuant to options already exercised.
Summary of Amendments
     In February 2009, our Board of Directors voted to amend and restate the plan, subject to stockholder approval, to accomplish the following:
•	to increase the aggregate number of shares of Class A common stock available for awards under the Plan by an additional 3,000,0000 shares to an aggregate of 13,000,000 shares, subject to adjustment for stock-splits and similar capital changes;

•	to specifically allow for the repricing of previously granted options;

•	to revise the definition of “Fair Market Value;” and

•	to permit the Company to issue incentive stock options (or “ISOs”) pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) until the tenth anniversary of this approval of the Plan.
     The Plan does not vary from the previous version of the plan in any other material respect.
     Approval of these amendments is required by the rules of the Nasdaq Stock Market and so that any options granted with respect to the additional plan shares under the Plan will qualify as incentive stock options. We believe that the share increase is necessary and appropriate to enable us to attract and retain employees with the skills necessary to support our business and strategic plans, including employees of companies acquired by us. We believe that participation in the Plan provides employees with additional incentives that promote loyalty, dedication and attention to our long-term strategies that promote increased stockholder value.

     We are also requesting approval of an amendment to the existing plan to specifically allow for repricings of previously granted option awards. We are currently considering various alternatives, including the repricing of existing options, to maintain appropriate long-term incentives in our work force. Due to the unprecedented economic conditions and current economic recession, the value of the equity awards currently outstanding has been significantly depressed or effectively eliminated in some cases. We believe that providing the Compensation Committee with the flexibility to reprice existing options is appropriate due to the current economic environment. It is therefore possible that the Company will undertake some type of repricing transaction in 2009 if stockholder approval is obtained with respect to the proposed amendments to the Plan.
     We are also asking for stockholder approval of the amendments to the existing plan so that ISOs may be granted for ten years from the date on which the existing plan is approved by stockholders for purposes of Section 422 of the Code. The amendment would allow us to continue to grant ISOs until May 28, 2019.
Administration
     Awards under the Plan can be granted to employees, consultants, and directors of the Company as well as employees and consultants of our eligible subsidiaries who are capable of contributing significantly to the Company’s successful performance. The Compensation Committee administers the Plan, selects the participants, and establishes the terms and conditions of each award granted under the Plan, including the number of shares underlying options or other equity rights, the exercise price of such options or equity rights, and the time(s) at which such options or equity rights become exercisable.
     Subject to certain limitations, the Compensation Committee may delegate to one or more executive officers of the Company the power to make awards (and all determinations relating to such awards) to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or “covered employees” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee has authorized the Chief Financial Officer to grant options to purchase shares of Class A common stock to those participants.
Eligibility
     As of March 16, 2009, approximately 3,000 employees of the Company and its affiliates, including the Company’s three executive officers and its seven directors (who are not executive officers), were eligible to participate in the existing plan. As of that date, approximately 250 participants had outstanding awards under the existing plan. The closing price of the Company’s Class A common stock as reported on the Nasdaq National Market on that date was $6.72.
Types of Awards
     The Plan allows the Compensation Committee to grant the following types of cash and equity-based awards:
•	incentive stock options for the purchase of shares of Class A common stock (the exercise prices of which must be at least equal to 100% of the fair market value of the shares underlying the options on the date of grant, and the terms of which may not exceed ten years);

•	nonstatutory stock options for the purchase of shares of Class A common stock;

•	restricted shares of Class A common stock;

•	unrestricted shares of Class A common stock;

•	stock appreciation rights;

•	restricted stock units;

•	performance awards (payable in cash, restricted stock, and unrestricted stock);

•	performance-based compensation (payable in cash, restricted stock, and unrestricted stock); and

•	other stock-based awards, such as convertible stock.
     In granting performance awards and performance-based compensation to participants, the Compensation Committee establishes the performance goals (i.e., performance measures corresponding to a designated period) that must be attained in order for a participant to earn the award. Performance goals may be particular to a participant or may be based on the performance of one of the Company’s divisions, departments, lines of business, subsidiaries or other business units. Performance measures include, among others, various measures of sales, revenues, assets, expenses, EBITDA, return on equity, return on investment, return on capital, return on assets, operating ratios, market share, cash flow, stock price, stockholder returns, acquisition activity, and financing transactions.
Other Terms of Awards
     The Plan provides other basic terms that govern cash and equity-based awards, such as the following.
     Limits on Individual Grants. The Plan limits the number of shares underlying equity awards and the amount of cash that may be granted to a single individual in any calendar year to 350,000 shares and $2 million, respectively. The Plan imposes this limitation in part to comply with Section 162(m) of the Code.
     Tax Withholding. The Company reserves the right to withhold amounts from awards to satisfy any withholding and other tax obligations.
     Amendment of an Award. The Compensation Committee has authority to amend, modify, and terminate any outstanding award. The participant’s consent will be required, except for certain modifications of options or except where the Compensation Committee determines that the action would not materially and adversely affect the participant.
     Transferability. Subject to the Code’s restrictions on the transfer of ISOs, the Compensation Committee has discretion to allow specific awards to be transferred upon such terms and conditions as the Compensation Committee deems appropriate.
     Adjustments for Stock Splits, Dividends, Mergers, and Similar Actions. In the event of a stock split, certain dividends, mergers, and similar actions, the Plan provides for adjustments to the number of shares underlying equity awards, the exercise price of equity awards, and the amount of cash awards in order to preserve the benefits intended to be provided by the Plan.
     Change-in-Control. In the event of a change in control of the Company, the Compensation Committee has the power to preserve the rights of participants by, among other things, accelerating the vesting of, cashing-out or adjusting outstanding awards, or causing an acquiror to assume or substitute rights for any outstanding awards. The Plan provides the Compensation Committee with the authority to define a change in control for these purposes.

     Termination. The Compensation Committee has discretion to determine how termination of a participant’s employment or engagement affects an award.
Plan Activity
     As of March 15, 2009, an aggregate of 547,973 restricted and unrestricted shares of Class A common stock have been awarded under the existing plan and options to purchase an aggregate of 9,928,546 shares of Class A common stock had been granted under the existing plan, of which options to purchase 880,673 shares had been cancelled and options to purchase 5,868,135 shares had been exercised. As of that date, 404,154 shares remained available for the granting of awards under the existing plan.
     Also as of March 15, 2009, $3,000,000 has been awarded as performance-based cash awards and an aggregate of $7,000,000 remains available for future awards.
     No awards other than restricted stock, unrestricted stock, option grants and cash awards have been granted under the existing plan to date. As previously disclosed in the Current Report on Form 8-K filed with the SEC on March 4, 2009, the Compensation Committee approved performance-based cash and equity bonus programs for the Company’s executive officers for fiscal 2009. The unrestricted shares will not be counted against the number of shares reserved for awards under the Plan and the potential cash bonuses will not be counted against the amount reserved for awards under the Plan, if at all, until the unrestricted shares and cash are actually awarded upon the Compensation Committee’s determination and certification that the relevant performance goals have been met.
     If any award expires, is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were originally awarded, the shares subject to such award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan.
     As the amount of any awards under the Plan is within the Compensation Committee’s discretion, total awards that may be granted for the current fiscal year are not determinable until completion of the year. The following table sets forth shares underlying awards granted under the existing plan since its inception and through March 15, 2009:
Total Awards to Date Under the 1996 Equity Incentive Plan

Number of Shares of Class
A Common Stock
Name	Underlying Options and Stock Awards
Executive Officers:
Kevin P. Reilly, Jr., President and Chief Executive Officer	216,488
Keith A. Istre, Treasurer and Chief Financial Officer	369,484
Sean E. Reilly, Chief Operating Officer and Vice President	216,488
Current executive officers as a group (3 persons)	802,460
Current directors who are not executive officers as a group (7 persons)	104,054
Other company employees as a group (including all current officers who are not executive officers)	9,570,005

Total Awards to Date	10,476,519
     Of the nominees for election as director, Mr. Hamilton has received options to purchase a total of 30,000 shares, Mr. Mumblow has received options to purchase a total of 30,000 shares and Mr. Reifenheiser has received options to purchase a total of 30,000 shares. No equity awards have been granted to Mr. Koerner, Mr. McDermott, Ms. Anna Reilly or Mr. Wendell Reilly and awards to Mr. Kevin P. Reilly, Jr. are described in the table above. No person has received five percent of the options granted under the existing plan.

New Plan Benefits
     If the amendment and restatement of the Plan is approved, the Compensation Committee will be able to grant awards to eligible participants at its discretion. Consequently, with the exception noted below, it is not possible to determine at this time the amount or dollar value of awards to be provided under the Plan. As of the date of this Proxy Statement, the Compensation Committee has not granted any awards that are contingent upon stockholder approval of the amendment and restatement of the Plan.
     In 2007 the Compensation Committee adopted a proposal to grant to each individual who may thereafter become a non-employee director of the Company, automatically upon his or her election or reelection to a one-year term as a non-employee director of the Company at the Annual Meeting of Stockholders (commencing with the 2007 Annual Meeting of Stockholders) restricted stock. Each such qualifying director will be awarded restricted stock with a fair market value of (i) $30,000 for non-committee members, (ii) $35,000 for committee members (not chair), (iii) $50,000 for the chair of the Compensation Committee and (iv) $55,000 for the chair of the Audit Committee, with the fair market value being based upon the closing price of the Class A common stock on the date of election. Under this standing resolution, each non-employee director who is elected or reelected as a director will be granted such Awards.
     The following table illustrates the total dollar value of such awards that will be granted annually upon such election or reelection (assuming that the number of non-employee directors on the Board remains constant), but omits the total amount of the awards because such amount is based on the closing price of our Common Stock on the date of grant and, therefore, is not presently determinable:
New Plan Benefits

	Dollar Value	Number of
Name	($)	Units

Executive Officers:
Kevin P. Reilly, Jr., President and Chief Executive Officer	—	—
Keith A. Istre, Treasurer and Chief Financial Officer	—	—
Sean E. Reilly, Chief Operating Officer and Vice President	—	—
Current executive officers as a group (3 persons)	—	—
Current directors who are not executive officers as a group (7 persons)	$265,000	—
Other company employees as a group (including all current officers who are not executive officers)	—	—
Federal Income Tax Consequences Relating to Certain Awards
     The following is only a summary of the tax consequences to participants receiving certain awards and does not purport to be complete.
     Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Plan. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as a capital gain and any loss sustained will be a capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee.
     If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, a disqualifying disposition, then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b) the Company is entitled to deduct such amount. Any further gain realized is taxed as a capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise may avoid the alternative minimum tax consequences of the exercise of an ISO.
     Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a capital gain or loss and will not result in any deduction by the Company.
     Restricted Stock. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.
     When the recipient disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
     Unrestricted Stock. With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.
     When the recipient disposes of unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.
Required Vote
     The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of the proposed amendment and restatement of the Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.
     Although proposal 3 and this proposal are related to the Plan, approval of this proposal is entirely independent from and not dependent upon the approval of any other proposal in this proxy statement.
The Board of Directors recommends a vote FOR this Proposal.

PROPOSAL NO. 3: PROPOSAL TO REAFFIRM THE MATERIAL TERMS OF THE
PERFORMANCE-BASED MEASURES SPECIFIED IN THE 1996 EQUITY INVENTIVE PLAN
Purpose
     The Board of Directors approved, subject to stockholder approval, and now submits for stockholder approval a reaffirmation of the material terms of the performance-based measures specified in the amended and restated 1996 Equity Inventive Plan (the “Plan”) intended to qualify for tax deductions under Section 162(m) of the Internal Revenue Code (the “Code”). We are asking for stockholders to reaffirm the material terms of performance-based measures set forth in the Plan so that benefits paid under the Plan can continue to qualify for tax deductions under Section 162(m) of the Code.
     Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance-based” to $1 million per executive officer. “Performance-based” compensation meeting certain requirements is not counted against the $1 million limit and remains fully deductible for tax purposes. One of the requirements for compensation to be considered performance based under the tax laws is that the company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. In accordance with Internal Revenue Service rules, the material terms that the stockholders approve constitute the framework for the Compensation Committee to establish programs and awards under which compensation provided by the company can qualify as “performance-based” compensation for purposes of the tax laws. Stockholder approval of the general performance measures specified in the Plan and the maximum amounts that may be awarded under the Plan, even without stockholder approval of specific targeted levels of performance, will qualify the incentive awards under the Plan as performance-based compensation. We expect that a reaffirmation of performance-based measures in the Plan to allow full tax deductibility of any performance-based awards granted under the Plan for the next five years, at which point Section 162(m) will require further stockholder approval of these measures.
Material Terms of the Performance Goals Specified in the 1996 Equity Incentive Plan
     As defined in the tax rules, stockholders must approve each of the material terms of performance goals if a company is to obtain tax deductions for the specified forms of performance based compensation for the covered executives whose total annual compensation exceeds $1 million, including (i) the employees eligible to receive compensation, (ii) the performance goals, (iii) the description of the business measurements on which the performance goals are based and (iv) the maximum amount of compensation that can be paid to an employee under the arrangement. Each of these aspects is discussed below.
     Group of employees covered. The group of employees whose compensation would be subject to the performance goals would include our senior officers, including the executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934. Although the tax laws only limit deductibility for compensation paid to the chief executive officer and the three most highly paid executive officers (not including the chief executive officer and the principal financial officer), we may apply the performance goals to all senior officers in the event that any of them becomes a person covered by Section 162(m) of the Code during the time that they hold an award covered by this proposal.
     Business measurements in the performance goals. We intend to use the following business measurements as the basis of the performance goals, including but not limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.
     Per-person maximum amounts. The maximum amounts payable to any senior officer under each performance goal would be:
     With respect to the maximum number of shares of common stock that may be granted as restricted stock, unrestricted stock awards, restricted stock units to any participant in the aggregate in any calendar year shall not exceed 350,000, subject to adjustment for certain events, including stock dividends, splits, merger and reorganizations, among others; and
     The maximum cash award that may be issued to any participant in any calendar year shall be $2,000,000.
     The Compensation Committee has established business measurements and maximum amounts that it considers appropriate in light of foreseeable contingencies and future business conditions. If approved by the stockholders, this proposal would not limit our right to award or pay other or additional forms of compensation (including, but not limited to, salary, or other stock-based awards under the Plan) to our senior officers. These other forms of compensation may be paid regardless of whether or not the performance goals in this proposal are achieved in any future year, and whether or not payment of such other forms of compensation would be tax deductible, but will be designed so as not to affect the deductibility of arrangements intended to qualify as performance-based compensation under the tax laws.
Material Terms of the Plan
     The material terms of the Plan are set forth in the preceding proposal.
Required Vote
     The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of the reaffirmation of the performance-based measures specified in the 1996 Equity Incentive Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.
     Although proposal 2 and this proposal are related to the Plan, approval of this proposal is entirely independent from and not dependent upon the approval of any other proposal in this proxy statement.
The Board of Directors recommends a vote FOR this Proposal.

PROPOSAL NO. 4: PROPOSAL TO APPROVE THE COMPANY’S
2009 EMPLOYEE STOCK PURCHASE PLAN
General
     In February 2009, the Board of Directors adopted the 2009 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan will replace the Company’s existing 2000 Employee Stock Purchase Plan (“2000 ESPP”), which is set to expire in 2010. Subject to approval of the Purchase Plan, the 2000 ESPP shall terminate effective following the issuance of all shares that are subject to the offer commenced under the 2000 ESPP on January 1, 2009 that will end on June 30, 2009.
     Under the Purchase Plan, eligible employees of the Company may purchase shares of common stock at a discount from fair market value. The purpose of the Purchase Plan is to provide employees of the Company who wish to become stockholders of the Company an opportunity to purchase Class A common stock of the Company. Although approval of the Purchase Plan is not required by applicable law or resolutions, it is required in order for the Purchase Plan to qualify under Section 423 (“Section 423”) of the Internal Revenue Code of 1986, as amended (the “Code”). Qualification under Section 423 of the Code will permit the Company’s employees to benefit from the favorable tax treatment described below. If the stockholders are opposed to the proposal, the Board of Directors will not commence any offerings under the Purchase Plan. The Board of Directors believes this provides a potentially significant benefit to employees and is in the interests of the Company and its stockholders generally.
     The following is a summary of the Purchase Plan’s principal features. The full text of the Purchase Plan is set forth in Appendix B.
Administration and Eligibility
     Five hundred thousand (500,000) shares of common stock (subject to adjustments for stock-splits and similar capital changes) are reserved for issuance under the Purchase Plan, plus (i) all shares, if any, that remain available for purchase under the 2000 ESPP upon its termination on June 30, 2009 and (ii) an annual increase of a maximum of 500,000 shares per year beginning in 2010. As of March 16, 2009, approximately 3,000 employees would have been eligible to participate under the Purchase Plan. To date, no shares of Common Stock have been issued under the Purchase Plan. Subject to stockholder approval, the Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423. Rights to purchase Common Stock under the Purchase Plan are granted at the discretion of the Compensation Committee, which determines the frequency and duration of individual offerings under the Purchase Plan and the dates when stock may be purchased. Offerings may last up to twenty-seven months, or such longer period as may then be consistent with Section 423 of the Code, however the Company currently expects that each offering will last six months. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment, except termination because of disability or death.
     The purchase price per share of common stock in an offering is determined by the Compensation Committee from time to time; provided that the purchase price per share shall not be less than 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date. The purchase price may be paid through payroll deductions, lump sum payments, delivery of shares of common stock of the Company, or a combination thereof subject to the discretion of the Compensation Committee, but purchases are currently being allowed only through payroll deductions. The Purchase Plan terminates on July 1, 2019.

     In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of common stock in the offering is granted, the employee would own 5% or more of the voting stock of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the common stock at the time the right to purchase the common stock is granted) through the Purchase Plan in any calendar year.
Federal Income Tax Consequences
     If the stockholders approve the Purchase Plan, participants will not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant holds shares purchased under the Purchase Plan for at least two years from the offering commencement date, then upon sale of the shares, the participant will be treated as having received taxable compensation income of 15% of the fair market value of the stock at the commencement of the offering (or, if less, any amount realized on sale of such shares in excess of the purchase price). No deduction will be allowed to the Company for Federal income tax purposes upon the purchase of shares or, if the participant waits the prescribed period to sell, upon sale. However, if the participant does not wait the prescribed period to sell, he or she will be treated as having received taxable compensation income upon sale equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and the Company will be allowed to deduct that amount. In either case, any difference over or under the participant’s tax cost (the purchase price plus the amount of taxable compensation income that the participant recognizes upon sale of the shares) will be treated as capital gain or loss.
     Assuming stockholder approval, if a participant dies during the two-year holding period while owning shares purchased under the Purchase Plan, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death in excess of the purchase price) is taxed to the participant as ordinary income in the year of death, and the Company would not be allowed a deduction for Federal income tax purposes.
     If the stockholders do not approve the Purchase Plan, a participant will be treated as having received taxable compensation income at the time of purchase equal to the excess of the fair market value of the stock on the date of purchase over the actual purchase price, and the Company will be allowed to deduct that amount. If the stockholders do not approve the Purchase Plan, no offerings will commence after the date of disapproval.
New Plan Benefits
     If the Purchase Plan is approved, eligible employees may purchase shares of our Class A common stock at their discretion, subject to the limitations under Section 423 of the Code described above. Consequently, it is not possible for us to determine the amounts or benefits that our employees will receive under the Purchase Plan at this time.
Required Vote
     The affirmative vote of a majority of the total votes properly cast on this proposal will constitute the approval of the Purchase Plan. Abstentions and broker non-votes will not be treated as votes cast for the purpose of determining the outcome of the vote on this proposal.
The Board of Directors recommends a vote FOR this Proposal.

PROPOSAL NO. 5: RATIFICATION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of KPMG LLP, an independent registered public accounting firm, has audited our financial statements for each of the years ending December 31, 2008, 2007 and 2006. Our Audit Committee has appointed them to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2009. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions. Representatives of KPMG LLP will also have the opportunity to make a statement, if they desire.
     Detailed disclosure of the audit and tax fees we paid to KPMG LLP in 2008 and 2007 are set forth below. Based on these disclosures and information in the Audit Committee Report on page 24 of this proxy statement, our Audit Committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly.
     Although not legally required to do so, our Board considers it desirable to seek, and recommends, shareholder ratification of our selection of KPMG LLP as our independent registered public accounting firm for fiscal 2009. If the stockholders fail to ratify our selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.
Audit Fees and Services
     The fees for services provided by KPMG LLP to the Company in 2008 and 2007 were as follows:

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$1,086,900	$941,000

Audit-Related Fees(2)	36,000	127,500

Tax Fees(3)	76,723	134,873

All Other Fees	—	7,548

Total	$1,199,623	$1,210,921

(1)	Audit Fees for the years ended December 31, 2008 and 2007 were for professional services rendered for the audits of our consolidated financial statements and review of financial statements included in our quarterly and annual financial statements and subsidiary audits. Audit Fees for the years ended December 31, 2008 and 2007 also include costs associated with KPMG LLP’s audit of management’s assessment of our internal control over financial reporting and KPMG’s own audit of our internal control over financial reporting.

(2)	Audit related fees included professional services rendered issuance of comfort letters, consents and assistance with review of documents filed with the SEC.

(3)	Tax Fees as of the years ended December 31, 2008 and 2007, respectively, included tax compliance fees of $34,023 and $16,250, and tax planning fees of $42,700 and $118,623.

Required Vote
     The ratification of KPMG LLP as our independent public accounting firm will require a majority of the votes cast by the stockholders entitled to vote on this proposal at the meeting. Abstentions, broker non-votes, and votes withheld will not be treated as votes cast for this purpose and will not affect the outcome of the election.
The Board of Directors recommends a vote FOR this Proposal.

ADDITIONAL INFORMATION
Other Matters
     The Board of Directors is unaware of any business to be conducted at the Annual Meeting of Stockholders other than the matters described in the Notice to Stockholders. If other business is properly presented for consideration at the Annual Meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion on that matter.
Communications From Stockholders
     The Board will give appropriate attention to written communications submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Audit Committee will, with the assistance of our General Counsel, (1) be primarily responsible for monitoring communications from stockholders and (2) provide copies or summaries of such communications to the other directors as he considers appropriate. Communications specifically addressed to a particular director will be forwarded to that director.
     Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
     Stockholders who wish to send communications on any topic to the Board should address such communications to the Chairman of the Audit Committee, c/o General Counsel, Lamar Advertising Company, 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808.
Deadline For Stockholder Proposals and Director Nominations
     In order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2010 Annual Meeting of Stockholders, we must receive it no later than December 25, 2009 (120 days before the anniversary of the mailing date of this proxy statement) at the following address: 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attention: Secretary.
     In addition, our bylaws require a stockholder who wishes to bring business before an annual meeting or propose director nominations at an annual meeting to give advance written notice to the Secretary as described in the bylaws. To be timely for the 2010 Annual Meeting of Stockholders, proposals must be received by not later than the close of business on March 14, 2010.
Expenses Of Solicitation
     We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our officers and any regular employees in person or by telephone. We expect that the costs incurred in the solicitation of proxies will be nominal.
April 24, 2009

Appendix A
This document has been marked to show the proposed changes to the existing 1996 Equity Incentive Plan that would be made if Proposal 2 is adopted.
LAMAR ADVERTISING COMPANY

1996 EQUITY INCENTIVE PLAN
(AS PROPOSED TO BE AMENDED AND RESTATED ~~THROUGH~~ MAY ~~2006~~2009)
1. Purpose
          The purpose of the Lamar Advertising Company 1996 Equity Incentive Plan (the “Plan”) is to attract and retain directors, key employees and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by granting Awards with respect to the Company’s Class A Common Stock (the “Common Stock”). Certain capitalized terms used herein are defined in Section 9 below.
2. Administration
          The Plan shall be administered by the Committee. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee’s decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons or Covered Employees and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Internal Revenue Code (the “Code”), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. In this regard, to the extent that the guidelines pursuant to Section 162(m) are applicable, not only will the Committee consist solely of two or more outside directors but said Committee shall be required to certify that any Performance Goals and/or other material terms associated with any Award have been satisfied prior to the payment of any Award.
3. Eligibility
          All directors, employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.
4. Stock/Cash Available for Awards
          (a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to ~~10,000,000~~13,000,000 shares of Common Stock or cash bonuses up to $10,000,000. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. To the extent required by Section 162(m) of the Code if, after grant of an Option, the price of shares subject to such

Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
          (b) Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of Incentive Stock Options to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash bonus with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.
          (c) Limit on Individual Grants. The maximum number of shares of Common Stock subject to Options and Stock Appreciation Rights that may be granted to any Participant in the aggregate in any calendar year shall not exceed 350,000 shares and the maximum number of shares of Common Stock that may be granted as Restricted Stock, Unrestricted Stock Awards, Restricted Stock Units with respect to which Performance Goals apply under Section 7 below, to any Participant in the aggregate in any calendar year shall not exceed 350,000, subject to adjustment under subsection (b). The maximum cash Award that may be issued to any Participant in any calendar year shall be $2,000,000.
5. Stock Options
          (a) Grant of Options. Subject to the provisions of the Plan, the Committee may grant options (“Options”) to purchase shares of Common Stock (i) complying with the requirements of Section 422 of the Code or any successor provision and any regulations thereunder (“Incentive Stock Options” or “ISOs”) and (ii) not intended to comply with such requirements (“Nonstatutory Stock Options” or “NSOs”). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant ~~with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine~~. No Incentive Stock Options may be granted hereunder more than ten years after the last date on which the Plan was approved for purposes of Section 422 of the Code.
          (b) Terms and Conditions. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable grant or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. To the extent required by Section 162(m) of the Code if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction shall be treated as a cancellation of the Option and a grant of a new Option.
          (c) Payment. No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the grant of the Option, by delivery of a note or other commitment satisfactory to the Committee or shares of Common Stock owned by the optionee, including Restricted Stock, Restricted Stock Units or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

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          (d) Unexercised Options and Other Rights. To the extent that (i) a Stock Option expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any other Award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan. To the extent that a share is subject to an outstanding Option, Stock Appreciation Right or other stock-based Award, such share shall reduce the share authorization by one share of stock. Notwithstanding the foregoing, Awards that are expired, cancelled, forfeited or otherwise returned to the Company cannot be recounted for purposes of Section 162(m) of the Code and the Committee shall consider such limitation when regranting such Awards.
          (e) Annual Limit on Incentive Stock Options. Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as NSOs
6. Stock Appreciation Rights
          (a) Grant of SARs. Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price (“Stock Appreciation Rights” or “SARs”) in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock.
          (b) Exercise Price. The Committee shall fix the exercise price of each SAR or specify the manner in which the price shall be determined. An SAR granted in tandem with an Option shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine, but no less than Fair Market Value.
          (c) Treatment of Dividend Rights. No SAR shall include a right to dividends between the date of grant and date of exercise in the absence of a separate agreement in compliance with the requirements of Section 409A of the Code.
7. Stock Awards
          (a) Grant of Restricted or Unrestricted Stock. Subject to the provisions of the Plan, the Committee may grant shares of Common Stock subject to forfeiture (“Restricted Stock”) and determine the duration of the period (the “Restricted Period”) during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee or the applicable Restricted Stock Agreement during the Restricted Period.

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Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant’s Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time (“Unrestricted Stock”).
          (b) Performance Awards. The Committee may grant Performance Awards to eligible individuals. The value of such Performance Awards may be linked to the market value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, or may be based upon the appreciation in the market value, book value, net profits or other measure of the value of a specified number of shares of Common Stock over a fixed period or periods determined by the Committee.
          (c) Performance-Based Compensation. The Committee may establish Performance Goals for the granting of Restricted Stock, Unrestricted Stock, Restricted Stock Unit Awards, the lapse of risk of forfeiture of Restricted Stock, cash incentives or other Performance Award. The achievement of the Performance Goals shall be determined by the Committee. Shares of Restricted Stock or Unrestricted Stock may be issued for no cash consideration, such minimum consideration as may be required by applicable law or such other consideration as the Committee may determine. If the Committee determines at the time an Award is granted to a Participant that such Participant is, or may be as of the end of the tax year for which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that the Participant’s right to receive cash, shares, or other property pursuant to such Award shall be subject to the satisfaction of Performance Goals during a performance period, which for these purposes means the period of service designated by the Committee applicable to an Award. Notwithstanding the attainment of Performance Goals by a Covered Employee, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant. The Committee shall have the power to impose such other restrictions on Awards as it deems necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. In this regard, any performance criterion based on performance over time will be determined by reference to a period of at least one year.
(c) Other Stock Based Awards. The Committee shall have the right to grant such Awards based upon the Common Stock having terms and conditions as the Board may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of warrants to purchase Common Stock or grant Restricted Stock Units.
8. General Provisions Applicable to Awards
          (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.
          (b) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award,

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any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.
          (c) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award.
          (d) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant’s legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.
          (e) Change in Control. In order to preserve a Participant’s rights under an Award in the event of a change in control of the Company (as defined by the Committee), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a Fair Market Value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to Participants and in the best interests of the Company.
          (f) Transferability. In the discretion of the Committee, any Award may be made transferable upon such terms and conditions and to such extent as the Committee determines, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code. The Committee may in its discretion waive any restriction on transferability.
          (g) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that the loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.
          (h) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant hereunder or otherwise. In the Committee’s discretion, the minimum tax obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery.
          (i) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

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          (j) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option and enter into and execute any repricing transaction including but not limited to reducing the exercise price of such Award. Any such action shall require the Participant’s consent unless:
          (i) In the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Committee may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); or
          (ii) In any other case, the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
          (k) Limitations Applicable to Section 16 Persons and Performance-Based Compensation. Notwithstanding any other provision of this Plan, any Option, Performance Award or other Award or Restricted Stock or Restricted Stock Unit granted to a Reporting Person who is subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule, and this Plan shall be deemed amended to the extent necessary to conform to such limitations. Furthermore, notwithstanding any other provision of this Plan, any Option or other Awards intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any Treasury regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.
          (l) Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company’s stockholders within twelve months after the date of the Board’s initial adoption of this Plan. All Options, Awards, Restricted Stock and Restricted Units granted under the Plan prior to this restatement, which was approved by Shareholders, shall not be effected by the following sentence. Options or other Awards may be granted and Restricted Stock or Restricted Stock Units may be awarded prior to such stockholder approval, provided that such Options or other Awards shall not be exercisable and such Restricted Stock or Restricted Stock Units shall not vest prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve (12) month period, all Options previously granted shall be deemed Non-Qualified Options.
9. Certain Definitions
          “Affiliate” means any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee.
          “Award” means any cash bonus, Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Restricted Stock Unit or other Performance Awards granted under the Plan.
          “Board” means the Board of Directors of the Company.

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          “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.
          “Committee” means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a “non-employee director” or the equivalent within the meaning of applicable Rule 16b-3 under the Exchange Act or an “outside director” within the meaning of Section 162(m) of the Code, respectively.
          “Common Stock” or “Stock” means the Class A Common Stock, $0.001 par value, of the Company.
          “Company” means Lamar Advertising Company, a Delaware corporation.
          “Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.
          “Designated Beneficiary” means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, “Designated Beneficiary” means the Participant’s estate.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.
          “Fair Market Value” means, with respect to ~~Common Stock or any other property~~a share of Common Stock as of any date of determination, in the discretion of the Committee, (i) the closing price (on that date) of the Common Stock on the NASDAQ Stock Market, or any other principal national securities exchange the Common Stock is traded on; or (ii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ Stock Market or another national securities exchange; or (iii) if shares of Common Stock are not publicly traded, the fair market value of such ~~property as determined by the Committee in good faith or in the manner established by the Committee from time to time~~a share as determined by the Board in good faith after taking into consideration all facts which it deems appropriate and in accordance with applicable statutory and regulatory guidelines.
          “Participant” means a person selected by the Committee to receive an Award under the Plan.
          “Performance Award” means a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both.
          “Performance Goals” means with respect to any designated performance period, one or more Performance Measures established by the Committee prior to the beginning of such performance period or within such period after the beginning of the performance period as shall meet the requirements to be considered “pre-established objective performance goals” for purposes of the regulations issued under Section 162(m) of the Code. Such Performance Goals may be particular to a Participant or may be based, in whole or in part, on the performance of the division, department, line of business, subsidiary, or other business unit, whether or not legally constituted, in which the Participant works or on the performance of the Company generally.

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          “Performance Measures” shall include, but not be limited to (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.
          “Reporting Person” means a person subject to Section 16 of the Exchange Act.
10. Miscellaneous
          (a) No Right to Employment. No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall confer upon any employee or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall they interfere with the rights of the Company (or Affiliate) to terminate any employee at any time or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign any employee from one position to another within the Company or any Affiliate.
          (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock, Unrestricted Stock or Restricted Stock Unit is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise provided in the applicable Award.
          (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan, as amended, shall be effective on ~~July 24, 1996.~~February 19, 2009.
          (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable.
          (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.
* * * *

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Appendix B
LAMAR ADVERTISING COMPANY

2009 EMPLOYEE STOCK PURCHASE PLAN
1. Purpose.
          This 2009 Employee Stock Purchase Plan (the “Plan”) is adopted by Lamar Advertising Company (the “Company”) to provide Eligible Employees who wish to become shareholders of the Company an opportunity to purchase shares of Class A Common Stock, par value $.001 per share, of the Company (“Common Stock”). The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423; provided that, if and to the extent authorized by the Board, the fact that the Plan does not comply in all respects with the requirements of Section 423 shall not affect the operation of the Plan or the rights of Employees hereunder.
2. Certain Definitions.
          As used in this Plan:
          (a) “Board” means the Board of Directors of the Company, and “Committee” means the Executive Committee of the Board or such other committee as the Board may appoint from time to time to administer the Plan.
          (b) “Coordinator” means the officer of the Company or other person charged with day-to-day supervision of the Plan as appointed from time to time by the Board or the Committee.
          (c) “Designated Beneficiary” means a person designated by an Employee in the manner prescribed by the Committee or the Coordinator to receive certain benefits provided in this Plan in the event of the death of the Employee.
          (d) “Eligible Employee” with respect to any Offering hereunder means any Employee who, as of the Offering Commencement Date for such Offering:
               (i) has been a Full-time Employee of the Company or any of its Subsidiaries for not less than twelve months; and
               (ii) would not, immediately after any right to acquire Shares in such Offering is granted, own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary corporation, determined in accordance with Section 423.
          (e) “Employee” means an employee (as that term is used in Section 423) of the Company or any of its Subsidiaries.
          (f) “Fair Market Value” of a Share shall mean the fair market value of a share of Common Stock, as determined by the Committee.

          (g) “Full-time Employee” is an Employee whose customary employment is for more than (i) 20 hours per week and (ii) five months, in the calendar year during which the respective Offering Commencement Date occurs.
          (h) “Offering” is an offering of Shares pursuant to Section 5 of the Plan.
          (i) “Offering Commencement Date” means the date on which an Offering under the Plan commences, and “Offering Termination Date” means the date on which an Offering under the Plan terminates.
          (j) “Purchase Date” means each date on which the rights granted under the Plan may be exercised for the purchase of Shares.
          (k) “Section 423” and subdivisions thereof refer to Section 423 of the Code or any successor provision(s).
          (l) “Shares” means shares of Common Stock.
          (m) “Subsidiary” means a subsidiary corporation, as defined in Section 424 of the Code, of the Company the Employees of which are designated by the Board of Directors or the Committee as eligible to participate in the Plan.
3. Administration of the Plan.
          The Committee shall administer, interpret and apply all provisions of the Plan as it deems necessary or appropriate, subject, however, at all times to the final jurisdiction of the Board of Directors. The Board may in any instance perform any of the functions of the Committee hereunder. The Committee may delegate administrative responsibilities to the Coordinator, who shall, for matters involving the Plan, be an ex officio member of the Committee. Determinations made by the Committee and approved by the Board of Directors with respect to any provision of the Plan or matter arising in connection therewith shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives.
4. Shares Subject to the Plan.
          The maximum aggregate number of Shares that may be purchased upon exercise of rights granted under the Plan shall be 500,000 plus (a) all Shares, if any, that remain available for purchase under the 2000 Employee Stock Purchase Plan upon its termination on June 30, 2009 and (b) an annual increase to be added on the first day of each fiscal year of the Company beginning with the 2010 fiscal year equal to the least of (i) 500,000 Shares, (ii) one-tenth of one percent of the total number of Shares outstanding on the last day of the preceding fiscal year, and (iii) a lesser amount determined by the Board. Appropriate adjustments in such amount, the number of Shares covered by outstanding rights granted hereunder, the securities that may be purchased hereunder, the Exercise Price, and the maximum number of Shares or other securities that an employee may purchase (pursuant to Section 8 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan; provided that any fractional Share otherwise issuable hereunder as a result of such an adjustment shall be adjusted downward to the nearest full Share. Any agreement of merger or consolidation involving the Company will include appropriate provisions for protection of the then existing rights of participating employees under the Plan. Either authorized and unissued Shares or treasury Shares may be purchased under the Plan. The Committee may impose restrictions on transfer on Shares purchased under the Plan.

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If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be subjected to a right under the Plan.
5. Offerings; Participation.
          (a) From time to time, the Company, by action of the Committee, will grant rights to purchase Shares to Eligible Employees pursuant to one or more Offerings, each having an Offering Commencement Date, an Offering Termination Date, and one or more Purchase Dates as designated by the Committee. No Offering may last longer than twenty-seven (27) months or such longer period as may then be consistent with Section 423. The Committee may limit the number of Shares issuable in any Offering, either before or during such Offering.
          (b) Participation in each Offering shall be limited to Eligible Employees who elect to participate in such Offering in the manner, and within the time limitations, established by the Committee. No person otherwise eligible to participate in any Offering under the Plan shall be entitled to participate if he or she has elected not to participate. Any such election not to participate may be revoked only with the consent of the Committee.
          (c) An Employee who has elected to participate in an Offering may make such changes in the level of payroll deductions as the Committee may permit from time to time, or may withdraw from such Offering, by giving written notice to the Company before any Purchase Date. No Employee who has withdrawn from participating in an Offering may resume participation in the same Offering, but he or she may participate in any subsequent Offering if otherwise eligible.
          (d) Upon termination of a participating Employee’s employment for any reason, including retirement but excluding death or disability (as defined in Section 22(e)(3) of the Code) while in the employ of the Company or a Subsidiary, such Employee will be deemed to have withdrawn from participation in all pending Offerings to the extent administratively feasible.
          (e) Upon termination of a participating Employee’s employment because of disability or death, the Employee or his or her Designated Beneficiary, if any, as the case may be, shall have the right to elect, with respect to each Offering in which the Employee was then participating, by written notice given to the Coordinator within 30 days after the date of termination of employment (but not later than the next applicable Purchase Date for each Offering), either (i) to withdraw from such Offering or (ii) to exercise the Employee’s right to purchase Shares on the next Purchase Date of such Offering to the extent of the accumulated payroll deductions in the Employee’s account at the date of termination of employment. If no such election with respect to any Offering is made within such period, the Employee shall be deemed to have withdrawn from such Offering on the date of termination of employment. The foregoing election is not available to any person, such as a legal representative, as such, other than the Employee or a Designated Beneficiary.
6. Exercise Price.
          The rights granted under the Plan shall be exercised and Shares shall be purchased at a price per Share (the “Exercise Price”) determined by the Committee from time to time; provided that the Exercise Price shall not be less than eighty-five percent (85%) of the Fair Market Value of a Share on (a) the respective Offering Commencement Date or (b) the respective Purchase Date, whichever is lower.

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7. Exercise of Rights; Method of Payment.
          (a) Participating Employees may pay for Shares purchased upon exercise of rights granted hereunder solely through regular payroll deductions. No interest shall be paid upon payroll deductions (whether or not used to purchase Shares) unless specifically provided for by the Committee. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts.
          (b) Subject to any applicable limitation on purchases under the Plan, and unless the Employee has previously withdrawn from the respective Offering, rights granted to a participating Employee under the Plan will be exercised automatically on the Purchase Date of the respective Offering coinciding with the Offering Termination Date, and the Committee may provide that such rights may at the election of the Employee be exercised on one or more other Purchase Dates designated by the Committee within the period of the Offering, for the purchase of the number of Shares that may be purchased at the applicable Exercise Price with the accumulated payroll deductions as of the respective Purchase Date. Fractional Shares will be issued under the Plan, unless the Committee determines otherwise. If fractional Shares are not issued, any amount that would otherwise have been applied to the purchase of a fractional Share shall be retained and applied to the purchase of Shares in the following Offering unless the respective Employee elects otherwise. The Company will deliver to each participating Employee or to an account of the participating Employee designated by the Committee evidence of ownership of the shares of Common Stock purchased within a reasonable time after the Purchase Date in such form as the Committee determines will give the participating Employee full ownership of and rights to transfer the Shares. The Committee may require that the participating Employee hold such Shares in an account of the participating Employee designated by the Committee.
          (c) Any amounts withheld from the Employee’s compensation that are not used for the purchase of Shares, whether because of such Employee’s withdrawal from participation in an Offering (voluntarily, upon termination of employment, or otherwise) or for any other reason, except as provided in Section 7(b), shall be repaid to the Employee or his or her Designated Beneficiary or legal representative, as applicable, within a reasonable time thereafter.
          (d) The Company’s obligation to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed, and (iii) compliance, in the opinion of the Company’s counsel, with all applicable federal and state securities and other laws.
8. Limitations on Purchase Rights.
          (a) Any provision of the Plan or any other employee stock purchase plan of the Company or any subsidiary (collectively, “Other Plans”) to the contrary notwithstanding, no Employee shall be granted the right to purchase Common Stock (or other stock of the Company and any subsidiary) under the Plan and all Other Plans at a rate that exceeds an aggregate of $25,000 (or such other maximum as may be prescribed from time to time by Section 423) in Fair Market Value of such stock (determined at the time the rights are granted) for each calendar year in which any such right is outstanding.
          (b) An Employee’s participation in any one or a combination of Offerings under the Plan shall not exceed such additional limits as the Committee may from time to time impose.

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9. Tax Withholding.
          Each participating Employee shall pay to the Company or the applicable Subsidiary, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of the purchase or disposition of Shares no later than the date of the event creating the tax liability. In the Committee’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of Shares to the Company, including Shares purchased under the Plan, valued at Fair Market Value on the date of delivery. The Company or the applicable Subsidiary may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Employee or withhold Shares purchased hereunder, which shall be valued at Fair Market Value on the date of withholding.
10. Participants’ Rights as Shareholders and Employees.
          (a) No participating Employee shall have any rights as a shareholder in the Shares covered by a right granted hereunder until such right has been exercised, full payment has been made for such Shares, and the Share certificate is actually issued.
          (b) Neither the adoption, maintenance, nor operation of the Plan nor any grant of rights hereunder shall entitle any Employee to continued employment or other service with the Company or any Subsidiary or restrict the right of any of such entities to terminate such employment or service or otherwise change the terms of such employment or service at any time or for any reason
11. Rights Not Transferable.
          Rights under the Plan are not assignable or transferable by a participating Employee other than by will or the laws of descent and distribution and, during the Employee’s lifetime, are exercisable only by the Employee. The Company may treat any attempted inter vivos assignment as an election to withdraw from all pending Offerings.
12. Amendments to or Termination of the Plan.
          The Board shall have the right to amend, modify or terminate the Plan at any time without notice, subject to any stockholder approval that the Board determines to be necessary or advisable; provided that the rights of Employees hereunder with respect to any ongoing or completed Offering shall not be adversely affected.
13. Governing Law.
          Subject to overriding federal law, the Plan shall be governed by and interpreted consistently with the laws of Delaware.
14. Effective Date and Term.
          This Plan will become effective on July 1, 2009. No rights shall be granted under the Plan after July 1, 2019.
* * * *

5

(FRONT OF PROXY CARD)
THE BOARD OF DIRECTORS IS SOLICITING THIS PROXY
IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS OF
LAMAR ADVERTISING COMPANY
MAY 28, 2009
     Each undersigned stockholder of Lamar Advertising Company (the “Company”) hereby appoints Kevin P. Reilly, Jr. and Keith A. Istre, and each of them acting singly, with full power of substitution, as Proxies to vote on behalf of the undersigned all shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 28, 2009, and at all adjournments of the Annual Meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.
     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no specifications are made, the Proxies named above will vote the shares to which this Proxy Card relates “FOR” the proposals listed on the reverse side of this Proxy Card. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.
(Continued and to be signed on reverse side)

(REVERSE OF PROXY CARD)
ANNUAL MEETING OF STOCKHOLDERS OF
LAMAR ADVERTISING COMPANY
MAY 28, 2009
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2009 - The proxy statement and annual report to security holders are available at www.proxydocs.com/lamr.
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
THE DIRECTORS RECOMMEND A VOTE “FOR ALL NOMINEES” FOR DIRECTORS AND “FOR” PROPOSALS 2-5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒
1.	Election of directors:

Nominees:
☐	FOR ALL NOMINEES	☐	John Maxwell Hamilton
		☐	John E. Koerner, III
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐	Edward H. McDermott
		☐	Stephen P. Mumblow
☐	FOR ALL EXCEPT	☐	Thomas V. Reifenheiser
	(See instructions below)	☐	Anna Reilly
		☐	Kevin P. Reilly, Jr.
		☐	Wendell Reilly
2.	Amendment and Restatement of the 1996 Equity Incentive Plan to, among other things, increase the number of shares of the Company’s Class A common stock available for issuance pursuant to awards under the 1996 Equity Incentive Plan by 3,000,000 shares from 10,000,000 to 13,000,000 shares:
☐ FOR

☐ AGAINST

☐ ABSTAIN
3.	Approval of the reaffirmation of the material terms of the performance-based measures specified in the 1996 Equity Inventive Plan intended to qualify for tax deductions under Section 162(m) of the Internal Revenue Code:
☐ FOR

☐ AGAINST

☐ ABSTAIN

4.	Approval of the 2009 Employee Stock Purchase Plan:
☐ FOR

☐ AGAINST

☐ ABSTAIN
5.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year:
☐ FOR

☐ AGAINST

☐ ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here: ☒
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.